Exhibit 2

Notice to U.S. Shareholders

This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

This document has been translated from the Japanese original for reference purposes only. In the event of any discrepancy between this translated document and the Japanese original, the original shall prevail.

Otaki Gas Co., Ltd.

661 Mobara, Mobara-shi, Chiba

(Ticket Code: 9541)

October 7, 2013

Dear Shareholders,

NOTICE OF EXTRAORDINARY GENERAL

MEETING OF SHAREHOLDERS

This is to inform you that the Extraordinary General Meeting of Shareholders of Otaki Gas Co., Ltd. (hereinafter referred to as “the Company”) will be held as set forth below and that you are cordially invited to attend it.

If you are not able to attend the meeting, we request that you exercise your voting rights in writing after reviewing the reference materials for the general meeting of shareholders set forth below, and indicate your approval or disapproval of the proposals in the Voting Form enclosed herewith, and return the Voting Form to the Company by the end of the Company’s business hours (5:30 p.m.) on October 22, 2013 (Tuesday).

1. Date and Time:	October 23, 2013 (Wednesday), at 10:00 a.m.

2. Place:	Plaza Heian Mobara, 2F Printemps (Purantan) Hall
43 Hayanoshinden, Mobara-shi, Chiba
(Please see the attached access map.)

3. Purpose:

Matters to be Resolved:

Proposal 1: Approval of the Joint Share Transfer Plan between the Company and Kanto Natural Gas Development Co., Ltd.

Proposal 2: Partial amendment of the Articles of Incorporation

•	If you attend the meeting in person, please submit the enclosed Voting Form to the receptionist at the place of meeting.

•	In case where the Company finds any amendment to be made to the Reference to General Meeting of Shareholders, such amendment will be notified through the Company’s website (http://otakigas.co.jp/).

Yours truly,

Hitoshi Watabe

President and Representative Director

[END]

REFERENCE TO GENERAL MEETING OF SHAREHOLDERS

PROPOSALS AND REFERENCE

Proposal 1: Approval of the Joint Share Transfer Plan between the Company and Kanto Natural Gas Development Co., Ltd.

The Company and Kanto Natural Gas Development Co., Ltd. (hereinafter referred to as “KNG”, and the Company and KNG collectively referred to as “the Companies”) jointly intend to effect integration of the management (hereinafter referred to as “the integration of management”) by incorporating a holding company, “K & O Energy Group Inc.” (hereinafter referred to as “the Joint Holding Company”) through Share Transfer (hereinafter referred to as “the Share Transfer”), which will be a wholly owing parent company owning 100% of the shares in the Companies as of January 6 of 2014.

This Proposal is to request the shareholders to approve the Share Transfer Plan (the details of it are stated in “the Share Transfer Plan (copy)” below. hereinafter referred to as “the Share Transfer Plan”) which the Companies prepared for the integration of management.

Upon the integration of management, it is scheduled to apply for the shares of the Joint Holding Company to be newly listed on the First Section of Tokyo Stock Exchange. Shares in the Joint Holding Company, which are to be newly listed on the Tokyo Stock Exchange will be allotted and delivered to the shareholders of the Company in lieu of the shares in the Company at predetermined share transfer ratio.

1.	Reasons for the Share Transfer

The Company Group, which is a corporate group, comprised of KNG and its primary subsidiary, the Company, as core corporations, have been working day in and day out to serve for our customers’ daily lives, and to contribute to affluent society through development and sales of natural gas and iodine, the two (2) precious domestically produced resources.

KNG, a mining business operator, has been engaging in development and production of domestic natural gas since its establishment in 1931 as a leading company in the business of development of natural gas dissolved in water, in Japan, and has been supplying natural gas it produces to city gas operators in Chiba Prefecture, including the Company Gas. In addition to the natural gas business, KNG also engages in iodine production and supply business which is another core business and is not only one of few resources that Japan, a country with few resources, can export to other countries, but one that is very precious in the global sense. In light of the development of new usage of iodine in recent years, iodine business is a promising and expanding business. As one of leading iodine producers in the world, KNG has been responding to the demand for iodine.

The Company, a city gas business operator, has been supplying city gas, mainly natural gas procured from KNG, etc., to our customers including homes in Chiba Prefecture since its establishment with KNG’s fund and succession of the gas sales sector in 1956. The number of our customers was less than 4,000 at the time of establishment however it increased to more than 160,000 customers today. Further, in order to meet the strong demand for city gas, the Company diversified the sources of gas other than domestically produced natural gas, through introduction of LNG, etc., and has been supplying city gas to large-lot customers, such as for industrial use. Thus, the Company has been striving to expand its sales volume.

As a result of such business activities based on its core business, the natural gas business to develop and supply in Chiba Prefecture and the iodine business in the world market, the Company Group has grown to a corporate group with its consolidated sales volume of approximately 79 billion yen and consolidated ordinary income of approximately 4.8 billion yen (fiscal term ending December 2012).

In recent years, natural gas has been gaining attention as a source of clean energy against a background of environmental issues including global warming, air pollution, etc., and the business of development and supply of natural gas in which the Company Group engages is expected to be a highly promising business leading to the next generation. On the other hand, though the economic environment surrounding Japan is on a recovery trend, the outlook for the economy remains uncertain because of critical domestic issues including declining population due to low birth rate with aging society and securing energy demand and supply, and of the world’s issues including political instability and European financial crisis. Further, the business environment surrounding the Company Group requires us more than ever to perform services which meet the customers’ needs adequately in competition with other energy sources, while needing to supply energy reasonably and conveniently as well as to placing greater importance on securing safety, stability and environmental compatibility of energy.

In order to respond to such changes of business environment and to promote sustainable development, we recognized that it is important to increase synergy effects as a group by taking a greater advantage of the Company Group’s greatest features: that businesses from upstream sector, development/production of natural gas, to downstream sector, supply to the customers, are operated within the Group as one stream. Based on such perspective, the Companies reached a common understanding that the best way for the Company Group, which marked 80th anniversary in 2011, to keep growing in the future is to increase the corporate value by utilizing management resources of the Companies effectively under shared concept and strategy between the Company and KNG.

To that end, as a corporation engaging in development and supply of precious domestically-produced resources, of which the Company Group takes a role of the future, it is necessary for the Company Group to work in concert for building a framework which enables it to respond promptly to changing business environment, under a consistent plan for development/production through supply and sales of natural gas, the domestically-produced energy, and iodine, the precious resource in the world. We believed that materializing such framework will contribute to the Companies’ corporate value from the medium- to long-term view point, and as a result of mutual consultation, the Companies agreed to integrate the management through incorporation of a Joint Holding Company for the purposes of (1) enhancing the Group’s strategic function, (2) efficiently utilizing of the Group’s management resources, (3) maximizing the value of stakeholders, as stated below.

(1)	Enhancement of the Group’s strategic function

We will pursue the Group’s total optimization through clarification of the Group’s goal and roles of each company in the Group. Further, to accomplish the goal, we will enhance the Group’s decision making function and the designing, planning and executing function of the Group’s strategy. To be more precise, the Holding Company will not, for the time being, directly engage in business operation, but specialize in integrated function of management strategy centering on making business plan for each operating company from the comprehensive standpoint of “from development/production to supply/sales”. On the other hand, each operating company will restructure its organization to one that promotes respective specialized business and strive for total optimization based on said strategy above.

(2)	Efficient utilization of the Group’s management resources

We will strive for further efficiency in management of the Group as a whole through distributing the management resources effectively in the Group. Further, we will improve the cost efficiency by concentrating the headquarters function and back-office section in the Holding Company, and as part of the Group’s strategy, concentrate management resource on the focused sector which requires more human resource.

(3)	Maximize the value of stakeholders

By having each company in the Group pursue respective specialty and contribute to the growth of the Group as a whole under the Holding Company which has strategic function over the entire Group, we will strive for maximization of the value of shareholders, customers, employees and local community.

2.	Details of the Share Transfer Plan

The details of the Share Transfer Plan are as stated in the page 20 through 105 of “the Share Transfer Plan (copy)” below.

3.	Matters concerning the adequacy of provisions for matters in Items 5 and 6 of Paragraph 1 in the Article 773 of the Companies Act

(1) Matters concerning allotment of shares in the Wholly Owning Parent Company Incorporated through the Share Transfer

The Companies determined the allotment ratio (hereinafter referred to as “the Share Transfer Ratio”) of common shares in the Joint Holding Company to be allotted and delivered to shareholders of respective Companies, which are to become Wholly Owned Subsidiaries upon incorporation of the Joint Holding Company as the result of the Share Transfer, as follows.

(i) Share Transfer Ratios are as follows:

0.5 common shares of the Joint Holding Company for one (1) common share of KNG, and 0.4 common shares of the Joint Holding Company for one (1) common share of the Company will be allotted and delivered.

Further, one (1) share unit for the Joint Holding Company will be 100 shares (the current share units for the Companies are 1,000 shares, respectively). However, when any material change occurs to any underlying conditions for calculation, the Share Transfer Ratio may be changed upon mutual consultation between the Companies.

When the shares in the Joint Holding Company to be delivered to shareholders of KNG or the Company through the Share Transfer include fraction of share less than one (1) share, the equivalent value for such fraction of less than one (1) share shall be paid in cash to the relevant shareholders pursuant to the provisions in Article 234 of the Companies Act and other applicable laws and ordinances.

(Note) Number of new shares to be delivered through the Share Transfer

Common Stock: 31,342,470 shares (tentative)

The above figure is based on the total number of outstanding shares in KNG (60,996,473 shares) and the total number of outstanding shares in the Company (17,424,000 shares) as of June 30, 2013. Provided, however, that 10,965,737 shares of common stock in KNG which KNG held as treasury shares as of June 30, 2013 and 1,606,245 shares of common stock in the Company which the Company held as treasury shares as of June 30, 2013 were excluded from the subject shares to be exchanged with new shares in calculation of the above figure, because KNG and the Company are respectively scheduled to cancel the treasury shares that they currently hold or newly acquire in the future, to the extent practically possible before the effective date of the Share Transfer. Further, the above number of new shares to be issued by the Joint Holding Company may change since the number of treasury shares to be actually cancelled is currently unfixed. In addition, the number of new shares to be issued by the Joint Holding Company may change in an event such as exercise of share options of KNG or the Company, etc., until immediately before the effective date of the Share Transfer.

(ii) Calculation basis, etc. for the Share Transfer Ratio are as follows:

1 Basis for Calculation

In order to ensure the fairness and adequacy of the Share Transfer Ratio to be used for the Share Transfer, KNG and the Company determined to seek an opinion from an independent third party, and KNG retained Daiwa Securities Co. Ltd. (hereinafter referred to as “Daiwa Securities”) and the Company retained Deloitte Tohmatsu Financial Advisory Co., Ltd. (hereinafter referred to as “Tohmatsu”) to respectively evaluate the Share Transfer Ratio, and received documented evaluation of the Share Transfer Ratio.

Daiwa Securities calculated the Share Transfer Ratio for each of KNG and the Company adopting the Average Market Price Analysis and Discounted Cash Flow Method (hereinafter referred to as “DCF method”). The results adopting each method are as follows. The evaluation ranges for the following Share Transfer Ratios indicate the evaluation range in number of the common share of the Company for one (1) common share of KNG.

	Calculation method	Evaluation range of the Share Transfer Ratio
1	Average Market Price Analysis	0.69~0.83
2	DCF method	0.78~1.36

For the Average Market Price Analysis, set August 7, 2013 as the recording date, the simple average value of the closing price on the recording date, the closing prices of the one (1) month period before the recording date, three (3) month period before the recording date and six (6) month period before the recording date were adopted.

For calculation of the Share Transfer Ratio, Daiwa Securities principally adopted information provided by the Companies and publicly available information, and on the assumption of the accuracy and completeness thereof. Daiwa Securities did not independently verify the accuracy and completeness of such information. Further, Daiwa Securities did not perform an independent evaluation, appraisement or assessment with respect to the assets and liabilities (including off-balance sheet assets and liabilities and other contingent liabilities) of the Companies and their respective affiliated companies, and did not retain a third party to perform such evaluation, appraisement or assessment. Additionally, Daiwa Securities assumed that the financial projections (including profit plans and other information) provided by the Companies were reasonably prepared and presented based on the best forecast and estimate available to the management of the Companies at the time when such information was provided.

On the other hand, Tohmatsu calculated the Share Transfer Ratios for each of KNG and the Company by the Average Market Price Analysis and DCF method. The results adopting each method are as follows. The evaluation ranges for the following Share Transfer Ratios indicate the evaluation range for the number of common share of the Company for one (1) common share of KNG.

	Calculation method	Calculation range of the Share Transfer Ratio
1	Average Market Price Analysis	0.69~0.83
2	DCF method	0.72~1.00

For the Average Market Price Analysis, set August 7, 2013 as the recording date, the simple average value of the closing price on the recording date and the closing prices of eight (8) business days period starting on the following business day of the day the Company announced its revised earning forecast on July 26, 2013 and ending on the recording date, one (1) month period before the recording date, three (3) month period before the recording date and six (6) month period before the recording date were adopted.

For calculation of the Share Transfer Ratio, Tohmatsu principally adopted information provided by the Companies and publicly available information, and on the assumption of the accuracy and completeness thereof. Tohmatsu did not independently verify the accuracy and completeness of such information. Further, Tohmatsu did not perform an independent evaluation, appraisement or assessment with respect to the assets and liabilities (including off-balance sheet assets and liabilities and other contingent liabilities) of the Companies and their respective affiliated companies, and did not retain a third party to perform such evaluation, appraisement or assessment. Additionally, Tohmatsu assumed that the financial projections (including profit plans and other information) provided by the Companies were reasonably prepared and presented based on the best forecast and estimate available to the management of the Companies at the time when such information were provided.

Furthermore, Daiwa Securities and Tohmatsu received each of the Companies’ financial projections from KNG and the Company respectively, and used them as the basis for analysis adopting DCF method. The future profit plans for the Companies which Daiwa Securities and Tohmatsu used as the calculation basis for analysis by DCF method were prepared on the premise of current organizational structure and did not project drastic increases or decreases in profit.

2 Background to calculations

As stated above, KNG and the Company (a) respectively requested Daiwa Securities and Tohmatsu to calculate the Share Transfer Ratio for the Share Transfer, (b) each took into account comprehensively the factors of the Companies’ financial status, assets status and future prospect etc. in reference to the calculation results and advice with respect to the Share Transfer Ratio provided by such professional independent calculation agents, (c) conducted careful and repeated mutual discussions regarding the Share Transfer Ratio, and as a result thereof, (d) ultimately determined that the above Share Transfer Ratio is reasonable and beneficial to the interest of the shareholders of the Companies; thus, the Companies decided and agreed upon the Share Transfer Ratio for the Share Transfer at their respective board of directors’ meetings held on August 8, 2013.

KNG did not obtain a Fairness Opinion Letter from an independent calculation agent to the effect that the agreed Share Transfer Ratio is a reasonable ratio for the shareholders of KNG from the financial standpoint. On the other hand, the Company obtained a Fairness Opinion Letter dated August 7, 2013, from Tohmatsu to the effect that the agreed Share Transfer Ratio is a fair ratio for the shareholders excluding the controlling shareholder (“controlling shareholder and other certain party set forth in the Rules for Enforcement” of Article 441-2 of the Securities Listing Regulation of the Tokyo Stock Exchange and Article 436-3 of the Rules for Enforcement of the same) of the Company from the financial standpoint under said preconditions above and other certain preconditions.

3 Relationship with the calculation agent

Neither Daiwa Securities which is KNG’s calculation agent nor Tohmatsu which is the Company’s calculation agent falls under the party related to KNG or the Company, and does not have any material interests required to be stated in connection with the Share Transfer.

(2) Matters concerning the capital and reserve, etc. of the Join Holding Company

The Companies determined that the capital and reserve, etc. of the Joint Holding Company to be as follows at the time of incorporation through the Share Transfer;

(i) The amounts of capital and reserve, etc. of the Joint Holding Company are as follows;

Amount of Capital:	8 billion yen
Amount of Reserve:	2 billion yen
Amount of Earned Surplus Reserve:	0 yen

(ii)	The amounts of capital and reserve, etc. of the Joint Holding Company stated above were determined within the scope provided for in Article 52 of the Corporate Accounting Rules, after comprehensive consideration and review of the capital policy, etc. of the Joint Holding Company after its incorporation, and upon consultation between the Companies.

4.	Matters concerning the adequacy of provisions for matters in Items 9 and 10 of Paragraph 1 in the Article 773 of the Companies Act

KNG and the Company decided that each of the share options of the Joint Holding Company listed in the column 2 (1) through (10) of the chart below are to be delivered to the holders of each share options listed in the column 1 (1) through (10), who are listed or recorded in the latest register immediately before the time of the Joint Holding Company obtaining all of the shares in the Companies through the Share Transfer, in lieu of the relevant share options held by such holders with a corresponding number of respective share options held by such holders.

This is to allot share options of the Joint Holding Company which have virtually same features and same number with share options held before the effective date of the Share Transfer to the holders of respective share options, and was determined upon consultation between the Companies based on the features of each share options and Share Transfer Ratio, and from the view point of protecting the rights of shareholders of common stocks and holders of each share option equally.

	Column 1		Column 2
	Share Option issued by the Companies		Share Options of the Joint Holding Company to be delivered
	Name	Features	Name	Features
(1)	Kanto Natural Gas Development Co., Ltd The 1st Share Option	See Exhibit 2	K & O Energy Group Inc. The 1st Share Option	See Exhibit 3
(2)	Kanto Natural Gas Development Co., Ltd The 2nd Share Option	See Exhibit 4	K & O Energy Group Inc. The 2nd Share Option	See Exhibit 5
(3)	Kanto Natural Gas Development Co., Ltd The 3rd Share Option	See Exhibit 6	K & O Energy Group Inc. The 3rd Share Option	See Exhibit 7
(4)	Kanto Natural Gas Development Co., Ltd The 4th Share Option	See Exhibit 8	K & O Energy Group Inc. The 4th Share Option	See Exhibit 9
(5)	Kanto Natural Gas Development Co., Ltd The 5th Share Option	See Exhibit 10	K & O Energy Group Inc. The 5th Share Option	See Exhibit 11
(6)	Otaki Gas Co., Ltd. The 1st Share Option	See Exhibit 12	K & O Energy Group Inc. The 6th Share Option	See Exhibit 13
(7)	Otaki Gas Co., Ltd. The 2nd Share Option	See Exhibit 14	K & O Energy Group Inc. The 7th Share Option	See Exhibit 15
(8)	Otaki Gas Co., Ltd. The 3rd Share Option	See Exhibit 16	K & O Energy Group Inc. The 8th Share Option	See Exhibit 17
(9)	Otaki Gas Co., Ltd. The 4th Share Option	See Exhibit 18	K & O Energy Group Inc. The 9th Share Option	See Exhibit 19
(10)	Otaki Gas Co., Ltd. The 5th Share Option	See Exhibit 20	K & O Energy Group Inc. The 10th Share Option	See Exhibit 21

(Note) The Exhibits in each column are the Exhibits to the Share Transfer Plan (copy).

5.	Matters concerning KNG

(1)	Details of financial statements, etc. for the final fiscal term (ending December 2012)

The details of financial statements, etc. of KNG for the fiscal term ending December 2012 are as stated in “the Supplement to Proposal 1 in the Reference to General Meeting of Shareholders”.

(2)	The details of event occurring after the end of final fiscal term which has a material impact on the status of company’s assets.

Not applicable

6.	The details of event occurring after the end of the Company’s final fiscal term which has a material impact on the status of company’s assets.

Not applicable

7.	Matters concerning the provisions of Article 74 of the Ordinance for Enforcement of the Companies Act regarding persons to be Directors of the Joint Holding Company

Persons to be Directors of the Joint Holding Company are as follows.

Name (Date of Birth)	Brief personal history, Title, Responsibilities and Status of Important Concurrently Serving Office		(1) No. of share in KNG held (2) No. of share in the Company held (3) No. of share in the Joint Holding Company to be allotted
Masanori Yoshii (Jan. 11, 1949)	Apr 1972	Joined KNG	(1) 12,000 shares (2) 5,000 shares (3) 8,000 shares
	Mar 1995	Manager of Sales Dept. of the same
	Mar 1999	Administrator, Manager of Sales Dept. of the same
	Mar 2001	Dir., Manager of Development Dept. of Mobara Field Office, Manager of Sales Dept. of the same
	Jul 2003	Dir., Manager of Development Dept. of Mobara Field Office of the same
	Mar 2005	Rep. Dir., Managing Dir., Chief of Mobara Field Office, Manager of Development Dept. of the same
	Jul 2006	Rep. Dir., Managing Dir., Chief of Mobara Field Office of the same
	Mar 2009	Rep. Dir., President of the same (current)

(Important Concurrently Serving Office) Rep. Dir., President of KNG

Hitoshi Watabe (Nov. 11, 1949)	Apr 1972	Joined the Company	(1) 2,000 shares (2) 7,452 shares (3) 3,980 shares
	Mar 1996	Chief of Corp. Planning Office of the Company
	Mar 1999	Administrator, Chief of Corp. Planning Office of the Company
	Mar 2001	Dir., Chief of Corp. Planning Office of the Company
	Mar 2005	Managing Dir., General Manger of Sales Div. of the Company
	Mar 2007	Rep. Dir., Managing Dir., General Manager of Supply & Technical Div. (Safety/Security Div.) of the Company
	Mar 2009	Rep. Dir., President of the Company (current)

(Important Concurrently Serving Office) Rep. Dir., President of the Company

Shintaro Nagahama (Nov. 19, 1953)	Apr 1977	Joined KNG	(1) 4,000 shares (2) 3,000 shares (3) 3,200 shares
	Jul 2002	Manager of General Affairs Dept. of the same, Manager of General Affairs Dept. of Mobara Field Office
	Mar 2005	Dir., Manager of Personnel Affairs Dept. of the same
	Mar 2011	Dir. in charge of General Affairs of the Company Dir. & Managing Dir., in charge of Personnel, Labor Control of KNG
	Mar 2012	Rep. Dir. & Managing Dir., Chief of Mobara Field Office of KNG (current)

(Important Concurrently Serving Office) Rep. Dir. & Managing Dir., Chief of Mobara Field Office of KNG

Junichi Nishimura (Mar. 5, 1954)	Apr 1976	Joined the Company	(1) 2,000 shares (2) 5,000 shares (3) 3,000 shares
	Jul 1995	Manager of Air-conditioning Industries Sales Dept. of Sales Div. of the Company
	Mar 1999	Deputy General Manager of Sales Div. of the Company
	Mar 2005	Dir., Chief of Corporate Planning Office of the Company
	Mar 2007	Dir., General Manager of Sales Div. (Customer Service Div.), Manager of Regional Sales Dept. of the Company Rep. Dir., President of Boso Computer Service Co., Ltd.
	Jul 2007	Dir., General Manager of Sales Div. (Customer Service Div.) of the Company Rep. Dir., President of Boso Computer Service Co., Ltd.
	Mar 2009	Rep. Dir., Managing Dir., General Manager of Corporate Administration Div. (Business Support Div.) of the Company
	Mar 2011	Rep. Dir., Managing Dir., Manager of Accounting Dept. of the Company
	Mar 2012	Rep. Dir., Managing Dir. of the Company (current)
	Mar 2013	Rep. Dir., President of Boso Computer Service Co., Ltd. (current)

(Important Concurrently Serving Office) Rep. Dir., Managing Dir. of the Company Rep. Dir., President of Boso Computer Service Co., Ltd.

Sunao Kajita (Jan. 27, 1956)	Apr 1978	Joined KNG	(1) 5,000 shares (2) 5,000 shares (3) 4,500 shares
	Jul 2003	Manager of Sales Dept. of the same
	Mar 2005	Dir., Manager of Sales Dept. of the same
	Mar 2009	Dir., General Manager of Sales Div. (Customer Service Div.) of the Company Rep. Dir. & President of Otaki Sangyo Co., Ltd.
	Mar 2011	Dir., General Manager of Sales Div. of the Company Rep. Dir., President of Otaki Sangyo Co., Ltd.
	Mar 2012	Managing Dir., General Manager of Sales Div. of the Company Rep. Dir., President of Otaki Sangyo Co., Ltd.
	Mar 2013	Managing Dir., General Manager of Sales Div. of the Company (current)

(Important Concurrently Serving Office) Managing Dir., General Manager of Sales Div. of the Company

Nobuyuki Sunaga (Oct. 18, 1956)	Apr 1979	Joined KNG	(1) 3,000 shares (2) 1,000 shares (3) 1,900 shares
	Jul 2006	Manager of Accounting Dept. of the same
	Jan 2009	Manager of Accounting Dept., Chief of Audit Office of the same
	Mar 2009	Dir., Chief of Audit Office of the same
	Mar 2011	Dir. in charge of General Administration, Manager of Accounting Dept. of the same
	Mar 2012	Dir. in charge Personnel/Labor control, Manager of Accounting Dept. of the same
	Mar 2013	Dir., in charge of Personnel, Manager of Accounting Dept. of the same (current)

(Important Concurrently Serving Office) Dir., in charge of Personnel Dept., Manager of Accounting Dept. of KNG

Kiyoshi Nakase (Nov. 29, 1952)	Apr 1975	Joined Hoxan Corporation	(1) 0 shares (2) 0 shares (3) 0 shares
	Oct 1986	Manager of Corporate Planning Dept. of the same
	Apr 1993	Mainland Overall Sales Manager of Fuel Business Dept. of Daily Life Business Div. of Daido Hoxan Inc.
	Jul 1997	Manager of Personnel Dept. of the same
	Jun 2003	Manager of Energy Business Dept. of Air Water Inc.
	Oct 2004	Manager in charge of Consolidated Planning Office of the same
	Jun 2008	Executive Officer, Manager of Energy Business Dept. of the same
	Mar 2012	Temporary assigned to KNG, in charge of Planning Dept.
	Mar 2012	Manager of Environment & Safety Dept., in charge of Planning Dept. of Mobara Field Office of the same
	Mar 2013	Dir. of KNG, in charge of Brine Water Resource Dept. , in charge of Technical Management Dept., Manager of Environment & Safety Dept. of Mobara Field Office of the same (current)

(Important Concurrently Serving Office)

Dir., in charge of Brine Water Resource

Dept., in charge of Technical Management Dept. of the same, Manager of Environment & Safety Dept. of Mobara Field Office of the KNG

Genjiro Mizuno (Oct. 5, 1957)	Apr 1981	Joined the Company	(1) 2,000 shares (2) 5,452 shares (3) 3,180 shares
	Jul 2004	Deputy Manager of General Affairs Dept., Deputy Manager of General Affairs Dept. of Mobara Field Office of KNG
	Mar 2009	Manager of Accounting Dept. of the same
	Mar 2011	Chief of Audit Office of the Company, Chief of Audit Office of the same
	Mar 2012	Dir. (in charge of General Affairs), Manager of Accounting Dept. of the Company (current)

(Important Concurrently Serving Office) Dir. (in charge of General Affairs Dept.), Manager of Accounting Dept. of the Company

Takeshi Mori (Sep. 28, 1959)	Apr 1983	Joined the Company	(1) 3,000 shares (2) 3,000 shares (3) 2,700 shares
	Mar 2009	Manager of General Affairs Dept., Manager of General Affairs Dept. of Mobara Field Office of KNG
	Mar 2012	Dir., Manager of General Affairs Dept., Manager of General Affairs Dept. of Mobara Field Office of the same
	Mar 2013	Dir. in charge of Sales Dept., Manager of General Affairs Dept., Manager of General Affairs Dept. of Mobara Field Office of the same (current)

(Important Concurrently Serving Office) Dir. in charge of Sales Dept., Manager of General Affairs Dept., Manager of General Affairs Dept. of Mobara Field Office of KNG

Yuji Tanahashi (Oct. 13, 1934)	Apr 1958	Joined Ministry of International Trade and Industry (MITI)	(1) 0 shares (2) 0 shares (3) 0 shares
	Jun 1991	Administrative Vice Minister of MITI
	Aug 1997	Chairman of the New Energy Foundation
	Jun 2001	Rep. Dir., President of Japan Petroleum Exploration Co., Ltd.
	Jun 2008	Rep. Dir., Chairman the same (current)

(Important Concurrently Serving Office) Rep. Dir., Chairman of Japan Petroleum Exploration Co., Ltd.

Koichiro Otsuki (Feb. 18, 1948)	Apr 1970	Joined Forestry Agency of Ministry of Agriculture, Forestry & Fisheries	(1) 0 shares (2) 0 shares (3) 0 shares
	Jul 1998	Head of Nagano Forestry Service of the same Agency
	Apr 2001	Deputy Governor of Chiba Prefecture
	Aug 2006	Retired from Deputy Governor of Chiba Prefecture
	Feb 2007	Joined Asia Air Survey Co., Ltd. as part-time advisor for Corporate Management Div.
	Dec 2007	Dir., Senior Executive Officer, General Manager of Corporate Management Div. of the same
	Dec 2008	Rep. Dir., President, Executive Officer, General Manager of Corporate Management Div. of the same
	Dec 2010	Rep. Dir., President, Executive Officer, President of the same
	Dec 2011	Rep. Dir., Chairman of the same (current)
	Mar 2013	Dir. of KNG (current)

(Important Concurrently Serving Office) Dir, of KNG Rep. Dir., Chairman of Asia Air Survey Co., Ltd.

(Notes) 1.	The numbers of shares in KNG or the Company held reflect the numbers of shares held as of the day this Notice and the Reference Documents for the Meeting of Shareholders were prepared, and the numbers of shares in the Joint Holding Company to be allotted are based on the numbers of relevant shares multiplied by the Share Transfer Ratios for the Share Transfer. Accordingly, actual number of shares held and the number of new shares in the Joint Holding Company to be delivered may change by immediately before the day of incorporation of the Joint Holding Company.

2.	There is no special interest between respective candidates and KNG or the Company.

3.	Mr. Yuji Tanahashi and Mr. Koichiro Otsuki are candidates for Outside Directors.

4.	It is scheduled that Mr. Yuji Tanahashi and Mr. Koichiro Otsuki are to be registered as Independent Executives at the Tokyo Stock Exchange.

5.	The reasons for selecting Mr. Yuji Tanahashi and Mr. Koichiro Otsuki as candidates for Outside Director special notes concerning Outside Director are as follows:

(1)	The reason for selecting Mr. Yuji Tanahashi as candidate for an Outside Director is that since he has superior insight accumulated through his ample experience in the administrative field and corporate management, we believe that he is capable to carry out his duty as an Outside Director properly.

(2)	The reason for selecting Mr. Koichiro Otsuki as candidate for an Outside Director is that since he has superior insight accumulated through his ample experience in the administrative field and corporate management, we believe that he is capable to carry out his duty as an Outside Director properly.

6.	Mr. Koichiro Otsuki is currently serving as an Outside Director of KNG and his term as an Outside Directors will be seven (7) months.

8.	Matters concerning the provisions of Article 76 of the Ordinance for Enforcement of the Companies Act regarding persons to be Audit & Supervisory Board Members of the Joint Holding Company

Persons to be Audit & Supervisory Board Members of the Joint Holding Company are as follows.

Name (Date of Birth)	Brief personal history, title and status of important concurrently serving office		(1) No. of share in KNG held (2) No. of share in the Company held (3) No. of share in the Joint Holding Company to be allotted
Hiromasa Kito (Dec. 12, 1953)	Apr 1977	Joined KNG	(1) 3,150 shares (2) 7,000 shares (3) 4,375 shares
	Jul 2003	Manager of General Affairs Dept. of the Company
	Mar 2007	Dir., Manager of General Affairs Dept. of Corporate Administration Div. of the Company
	Mar 2009	Dir., Manager of Accounting Dept. of Corporate Administration Div., Manager of General Affairs Dept. of the Company
	Mar 2011	Full-time Audit & Supervisory Board Member of KNG (current)
	Mar 2012	Audit & Supervisory Board Member of the Company (current)

(Important concurrently serving office) Audit & Supervisory Board Member of the Company Full-time Audit & Supervisory Board Member of KNG

Takao Narushima (Apr. 12, 1952)	Apr 1971	Joined KNG	(1) 0 shares (2) 3,000 shares (3) 1,200 shares
	Mar 2007	Manager of Accounting Dept. of Corporate Administration Div. of the Company
	Mar 2009	Dir., Manager of Corporate Planning Dept. of Corporate Administration Div. of the Company
	Mar 2011	Dir., Manager of Corporate Planning Dept. of the Company
	Mar 2013	Full-time Audit & Supervisory Board Member of KNG (current)

(Important concurrently serving office) Full-time Audit & Supervisory Board Member of KNG

Naofumi Tanaka (Sep. 18, 1943)	Apr 1966	Joined Godo Shigen Sangyo Co., Ltd.	(1) 0 shares (2) 0 shares (3) 0 shares
	Feb 1994	Manager of Mining Dept. of Chiba Office of the same
	Apr 1995	Administrator, Deputy Chief of Chiba Office, Chief of Research Office of the same
	Dec 1995	Dir., Deputy Chief of Chiba Office, Chief of Research Office of the same
	Mar 1998	Audit & Supervisory Board Member of KNG Dir., Manager of Sales Dept. & in charge of Accounting Dept. of Godo Shigen Sangyo Co., Ltd.
	Dec 1998	Audit & Supervisory Board Member of KNG Managing Dir., Manager of Sales Dept. & in charge of Accounting Dept. of Godo Shigen Sangyo Co., Ltd.
	Mar 1999	Audit & Supervisory Board Member of KNG Rep. Dir., Managing Dir., Manager of Sales Dept., & in charge of Accounting Dept. of Godo Shigen Sangyo Co., Ltd.
	Dec 2000	Audit & Supervisory Board Member of KNG Rep. Dir., President of Godo Shigen Sangyo Co., Ltd.
	Mar 2001	Rep. Dir., President of Godo Shigen Sangyo Co., Ltd.
	Dec 2011	Rep. Dir., Chairman of Godo Shigen Sangyo Co., Ltd. (current)
	Mar 2012	Audit & Supervisory Board Member of KNG (current)

(Important concurrently serving office) Audit & Supervisory Board Member of KNG Rep. Dir., Chairman of Godo Shigen Sangyo Co., Ltd.

Nobuharu Yoshimasu (Jul. 2, 1946)	Apr 1984	Registered as an attorney at law, joined Dai-ichi Tokyo Bar Association, joined Hashimoto Godo Law Office	(1) 0 shares (2) 0 shares (3) 0 shares
	Nov 1986	Participated in formation of Dai-ichi Fuyo Law Office
	Apr 1991	Partner lawyer of the same office
	Mar 2004	Audit & Supervisory Board Member of the Company (current), Audit & Supervisory Board Member of KNG (current)

(Important concurrently serving office) Audit & Supervisory Board Member of the Company Audit & Supervisory Board Member of KNG Partner lawyer of Dai-ichi Fuyo Law Office

(Notes) 1.	The numbers of shares in KNG or the Company held reflect the numbers of shares held as of the day this Notice and the Reference Documents for the General Meeting of Shareholders were prepared, and the numbers of shares in the Joint Holding Company to be allotted are based on the numbers of relevant shares multiplied by the Share Transfer Ratios for the Share Transfer. Accordingly, actual number of shares held and the number of new shares in the Joint Holding Company to be delivered may change by immediately before the day of incorporation of the Joint Holding Company.

2.	There is no special interest between respective candidates and KNG or the Company.

3.	Mr. Naofumi Tanaka and Mr. Nobuharu Yoshimasu are candidates for Outside Audit & Supervisory Board Member.

4.	It is scheduled that Mr. Nobuharu Yoshimasu be registered at the Tokyo Stock Exchanges as Independent Executives.

5.	The reasons for selecting Mr. Naofumi Tanaka and Mr. Nobuharu Yoshimasu as candidates for Outside Audit & Supervisory Board Members and special notes concerning Outside Audit & Supervisory Board Members are as follows:

(1)	The reason for selecting Mr. Naofumi Tanaka as a candidate for Outside Audit & Supervisory Board Member is that since he has superior insight accumulated through his ample experience in the corporate management, we believed that he is capable to carry out his duty as an Outside Audit & Supervisory Board Member.

(2)	The reason for selecting Mr. Nobuharu Yoshimasu as a candidate for Outside Audit & Supervisory Board Member is that in spite of not being directly involved in corporate management, he has superior insight regarding corporate legal practice and management practice accumulated through his activities as a lawyer for a long time, and we believed that he is capable to carry out his duty as an Outside Audit & Supervisory Board Member.

6.	Mr. Naofumi Tanaka is currently serving as an Outside Audit & Supervisory Board Member of KNG, and his term as an Outside Audit & Supervisory Board Member will be one (1) year.

7.	Mr. Nobuharu Yoshimasu is currently serving as an Outside Audit & Supervisory Board Member of KNG and the Company, and his term as an Outside Audit & Supervisory Board Member will be nine (9) years respectively.

9.	Matters concerning the provision of Article 77 of the Ordinance for Enforcement of the Companies Act regarding person to be an Accounting Auditor of the Joint Holding Company

The person to be an Accounting Auditor of the Joint Holding Company is as follows.

(as of August 31, 2013)

Name	KPMG AZSA LLC
Address of Office

Main Office: 1-2 Tsukudo-cho, Shinjuku-ku, Tokyo

Branch Offices: Sapporo Office, Sendai Office, Hokuriku Office, Kita-Kanto Office, Yokohama Office, Nagoya

        Office, Kyoto Office, Osaka Office, Kobe Office, Hiroshima Office, Fukuoka Office

Corporate History

Jul. 1, 1985    Incorporated as Asahi-Shinwa & Co.

Oct. 1, 1993    Merged with Inoue Saito Eiwa Audit Corporation (incorporated on Apr. 5, 1978) and changed name to Asahi & Co.

Jan. 1, 2004    Merge with AZSA & Co. (incorporated on Feb. 26, 2003) and named AZSA & Co.

Jul. 1, 2010    Changed to a limited liability audit corporation and changed name to KPMG AZSA LLC

Staffs Outline

Certified Public Accountant        2,852 [2,862] (32 senior partners, 515 contributors)

Junior CPA                    26 [    26]

Newly certified                    1,159 [1,160]

Professionals                    587 [    587] (36 specified partners including 1 senior partner)

Other staffs                    566 [    566]

Total                    5,190 [5,201]

* Number in [    ] indicates total number including part-time workers.

10.	Matters concerning the resolution of this Proposal

This Proposal shall take effect when it is approved by the general shareholders’ meetings of KNG and the Company, as set forth in the Article 8 of the Share Transfer Plan (Meeting of Shareholders Approval of the Share Transfer Plan).

Further, when the Share Transfer Plan becomes invalid pursuant to the provisions of the Article 13 (Effectiveness of the Share Transfer Plan) or Article 14 (Amendment of Terms of Share Transfer and Cancellation of the Share Transfer) of the Share Transfer Plan, or when the Share Transfer Plan is cancelled, the resolution of this Proposal shall lapse.

Proposal 2: Partial amendment of the Articles of Incorporation

1. Reasons for amendment

When the Share Transfer is effected after the Proposal 1 is approved and adopted, the shareholders of the Company will be shareholders of “K & O Energy Group Inc.”, a Wholly Owing Parent Company to be incorporated through the Share Transfer as of January 6, 2014 (tentative), and as a result, “K & O Energy Group Inc.” will be the only shareholder of the Company.

Accordingly, it will no longer be necessary to set the record date for voting rights in the Ordinary General Shareholders’ Meeting. So, this proposal is to delete the provisions of Article 14 of the Articles of Incorporation and amend it to the effect that, in principal, the shareholder as of relevant general shareholders’ meeting to be the shareholder who can exercise its voting right at such general shareholders’ meeting.

The resolution of this Proposal shall be effective on December 31, 2013, subject to the condition that the Proposal 1 is approved and adopted in its original form, that the Share Transfer Plan which is be approved in the Proposal 1 remains effective until the day before December 31, 2013, and that the Share Transfer Plan is not cancelled by December 31, 2013.

2. Amendment

The contents of amendment are as follows;

(Underline indicate the part to be amended)

Current Articles of Incorporation	Proposed Amendment

(Record date of Ordinary Meeting of Shareholders)

Article 14. The record date for exercise of voting rights for Ordinary Meeting of Shareholders of the Company shall be December 31 of each year.

Article 15.

    through                     (Omitted)

Article 38

(Delete) Article 14 through (As existing) Article 37

(For reference)

The dividend of surplus for the term ending December 2013 (January 1 through December 31 of 2013) is scheduled to be paid by the Company to the shareholders or pledgee of shares registered or recorded in the latest shareholder registry of December 31, 2013 pursuant to Paragraph 1, Article 36 of the current Articles of Incorporation (Paragraph 1, Article 35 of the Articles of Incorporation after amendment).

[END]

Share Transfer Plan (Copy)

WHEREAS, Kanto Natural Gas Development Co., Ltd. (“KNG”) and Otaki Gas Co., Ltd. (“Otaki”) jointly prepare this Share Transfer Plan (the “Plan”) regarding the execution of a share transfer by way of a joint share transfer as follows:

Article 1. Share Transfer

In accordance with the provisions of this Plan, KNG and Otaki will, on the Incorporation Date (as defined in Article 7; hereinafter the same will apply) of K&O Energy Group Inc. (“K&O”) newly established by way of a joint share transfer, conduct a share transfer that enables K&O to acquire all of the issued shares of KNG and Otaki (the “Share Transfer”).

Article 2. Purpose, Trade Name, Location of Head Office, Total Number of Shares Authorized to be Issued by K&O and Other Matters to be Set Forth in the Articles of Incorporation

2.1 The purpose, trade name, location of head office, and total number of shares authorized to be issued by K&O are as follows:

(1) Purpose:	As indicated in Article 2 of the Articles of Incorporation attached hereto as Exhibit 1 “Articles of Incorporation of K&O Energy Group Inc.”
(2) Trade Name:	The trade name is “K&O ”, and is expressed in English as “K&O Energy Group Inc.”
(3) Location and Address of Head Office:	The location is Chuo-Ku, Tokyo and the address is 2-1-1 Nihonbashi Muromachi, Chuo-Ku, Tokyo
(4) Total Number of Authorized Shares:	120,000,000 shares

2.2 In addition to those set forth in the preceding paragraph, matters to be set forth in the Articles of Incorporation of K&O are as indicated in the Articles of Incorporation attached hereto as Exhibit 1 “Articles of Incorporation of K&O Energy Group Inc.”

Article 3. Names of Directors, Audit & Supervisory Board Member and the Accounting Auditor upon Establishment of K&O

3.1 The names of directors upon the establishment of K&O are as follows:

Masanori Yoshii

Hitoshi Watabe

Shintaro Nagahama

Junnichi Nishimura

Sunao Kajita

Nobuyuki Sunaga

Kiyoshi Nakase

Genjiro Mizuno

Takeshi Mori

Yuji Tanahashi (non-full-time)

Koichiro Otsuki (non-full-time)

3.2 The names of audit & supervisory board members upon the establishment of K&O are as follows:

Hiromasa Kito

Takao Narushima

Naofumi Tanaka (non-full-time)

Nobuharu Yoshimasu (non-full-time)

3.3 The name of accounting auditor upon the establishment of K&O is as follows:

KPMG AZSA LLC.

Article 4. The Method of Calculate the Number of Shares to be Delivered upon Execution of the Share Transfer and Allocation Thereof

4.1 In exchange for the shares of common stock of KNG and Otaki owned by each shareholder, K&O shall, upon execution of the Share Transfer, deliver to shareholders of KNG and Otaki as at immediately before K&O’s acquisition of all the issued shares of KNG and Otaki by way of the Share Transfer (“Reference Time”) a total number of shares of common stock of K&O that is equal to: (i) the total number of shares of common stock issued by KNG as of the Reference Time multiplied by 0.5 and (ii) the total number of shares of common stock issued by Otaki as of the Reference Time multiplied by 0.4.

4.2 In exchange for the shares of common stock of KNG and Otaki owned by each shareholder, K&O shall, upon execution of the Share Transfer, allot to shareholders of KNG and Otaki as at Reference Time (i) 0.5 shares of common stock of K&O per share of common stock of KNG that the shareholder owns, and (ii) 0.4 shares of common stock of K&O per share of common stock of Otaki that the shareholders own.

4.3 Any fraction less than one share as a result of the calculation of either Article 4.1 or Article 4.2 above will be handled in accordance with Article 234 of the Companies Act and other related laws and ordinances.

Article 5. Matters Regarding the Amount of Stated Capital and Reserves of K&O

The amounts of stated capital and reserves on the Incorporation Date of K&O are as follows:

(1) Stated Capital:	JPY	8,000,000,000
(2) Capital Reserves:	JPY	2,000,000,000
(3) Retained Earned Reserves:	JPY	0

Article 6. Share Options to be Issued upon Execution of the Share Transfer and Allocation Thereof

6.1	Delivery of Share Options

6.1.1 In exchange for the share options issued by KNG, K&O shall, upon execution of the Share Transfer, deliver to the holders of the share options issued by KNG set forth in Column (1) of rows 1 through 5 of the table below share options of K&O set forth in Column (2) of rows 1 through 5 of the table below, in the same number as the total number of the relevant share options issued by KNG as of Reference Time.

	Column (1)		Column (2)
	Name	Terms	Name	Terms
1	Kanto Natural Gas Development Co., Ltd. First Issue Share Options	Set forth in Exhibit 2	K&O Energy Group Inc. First Issue Share Options	Set forth in Exhibit 3
2	Kanto Natural Gas Development Co., Ltd. Second Issue Share Options	Set forth in Exhibit 4	K&O Energy Group Inc. Second Issue Share Options	Set forth in Exhibit 5
3	Kanto Natural Gas Development Co., Ltd. Third Issue Share Options	Set forth in Exhibit 6	K&O Energy Group Inc. Third Issue Share Options	Set forth in Exhibit 7
4	Kanto Natural Gas Development Co., Ltd. Forth Issue Share Options	Set forth in Exhibit 8	K&O Energy Group Inc. Forth Issue Share Options	Set forth in Exhibit 9
5	Kanto Natural Gas Development Co., Ltd. Fifth Issue Share Options	Set forth in Exhibit 10	K&O Energy Group Inc. Fifth Issue Share Options	Set forth in Exhibit 11

6.1.2 In exchange for the share options issued by Otaki, K&O shall, upon execution of the Share Transfer, deliver to the holders of the share options issued by Otaki set forth in Column (1) of rows 1 through 5 of the table below share options of K&O set forth in Column (2) of rows 1 through 5 of the table below, in the same number as the total number of the relevant share options issued by Otaki as of Reference Time.

	Column (1)		Column (2)
	Name	Terms	Name	Terms
6	Otaki Gas Co., Ltd. First Issue Share Options	Set forth in Exhibit 12	K&O Energy Group Inc. Sixth Issue Share Options	Set forth in Exhibit 13
7	Otaki Gas Co., Ltd. Second Issue Share Options	Set forth in Exhibit 14	K&O Energy Group Inc. Seventh Issue Share Options	Set forth in Exhibit 15
8	Otaki Gas Co., Ltd. Third Issue Share Options	Set forth in Exhibit 16	K&O Energy Group Inc. Eighth Issue Share Options	Set forth in Exhibit 17
9	Otaki Gas Co., Ltd. Forth Issue Share Options	Set forth in Exhibit 18	K&O Energy Group Inc. Ninth Issue Share Options	Set forth in Exhibit 19
10	Otaki Gas Co., Ltd. Fifth Issue Share Options	Set forth in Exhibit 20	K&O Energy Group Inc. Tenth Issue Share Options	Set forth in Exhibit 21

6.2	Allocation of Share Option

6.2.1 In exchange for the share options issued by KNG, K&O shall, upon execution of the Share Transfer, respectively allot share options set forth in Column (2) of rows 1 through 5 of the table under Article 6.1.1 to each of the holders of the share option issued by KNG set forth in in Column (1) of rows 1 through 5 of the table under Article 6.1.1 that is stated or recorded in KNG’s share option registry as of Reference Time, in a ratio of one share option of K&O per share option issued by KNG that is held by such holder.

6.2.2 In exchange for the share options issued by Otaki, K&O shall, upon execution of the Share Transfer, respectively allot share options set forth in Column (2) of rows 1 through 5 of the table under Article 6.1.2 to each of the holders of the share option issued by Otaki set forth in in Column (1) of rows 1 through 5 of the table under Article 6.1.2 that is stated or recorded in Otaki’s share option registry as of Reference Time, in a ratio of one share option of K&O per share option issued by Otaki that is held by such holder.

Article 7. Incorporation Date of K&O

The date on which the incorporation of K&O shall be registered (“Incorporation Date of K&O”) is January 6, 2014. Such date may, however, be changed through agreement between KNG and Otaki if necessary due to procedural reasons related to the Share Transfer or otherwise.

Article 8. Meeting of Shareholders for Approval of the Plan

8.1 KNG shall convene an extraordinary meeting of shareholders on October 24, 2013 and seek a resolution for approval of the Plan and matters necessary for the Share Transfer.

8.2 Otaki shall convene an extraordinary meeting of shareholders on October 23, 2013 and seek a resolution for approval of the Plan and matters necessary for the Share Transfer.

8.3 KNG and Otaki may, however, change the dates of the meetings of shareholders set forth in Article 8.1 or Article 8.2 through agreement between KNG and Otaki if necessary due to procedural reason of the Share Transfer or otherwise.

Article 9. Listing of Shares

K&O will, on the Incorporation Date of K&O, list its issued shares of common stock on the first section of the Tokyo Stock Exchange.

Article 10. Maximum Amount for Distribution of Surplus

10.1 KNG may distribute surplus up to a maximum of 6 yen per share of common stock to the shareholders or registered pledgees of shares as stated or recorded in its final shareholder registry as of June 30, 2013.Also, KNG may distribute surplus up to a maximum of 6 yen per share of common stock to the shareholders or registered pledgees of shares as stated or recorded in its final shareholder registry as of December 31, 2013.

10.2 Otaki may distribute surplus up to a maximum of 4 yen per share of common stock to the shareholders or registered pledgees of shares as stated or recorded in its final shareholder registry as of June 30, 2013. Also, Otaki may distribute surplus up to a maximum of 4 yen per share of common stock to the shareholders or registered pledgees of shares as stated or recorded in its final shareholders’ registry as of December 31, 2013.

10.3 After the Plan is prepared, unless provided for in Article 10.1 or Article 10.2, KNG and Otaki shall not adopt a resolution to distribute any surplus with the record date being on or prior to the Incorporation Date of K&O. This shall not, however, apply to matters agreed through mutual consultation between KNG and Otaki.

Article 11. Cancellation of Treasury Stock

KNG and Otaki shall cancel all the treasury stock as respectively held by KNG and Otaki (including the treasury stock obtained as a result of the exercise of shareholders’ appraisal rights as set forth in Article 806(1) of the Companies Act) to the extent practically possible by Reference Time, by adopting the resolutions of the respective board of directors meetings held before the Incorporation Date of K&O.

Article 12. Management of Company Assets and Other Matters

During the period after the preparation of this Plan and until the Incorporation Date of K&O, KNG and Otaki shall perform their respective business and manage and operate assets thereof with the due care of a prudent manager, and shall consult and reach agreement on matters having a material effect on business assets and rights and obligations of each party unless specifically set forth in the Plan.

Article 13. Effectiveness of the Plan

This Plan shall become null and void (1) if meeting of shareholders of either of KNG or Otaki set forth in Article 8 does not approve the Plan and the matters required to execute the Share Transfer or (2) if approval, etc., of the relevant government ministries and agencies, etc., required to execute the Share Transfer under laws and ordinances is not obtained before the Incorporation Date of K&O.

Article 14. Amendment of Terms of the Share Transfer and Cancellation of the Share Transfer

During the period after the preparation of this Plan and until the Incorporation Date of K&O, (i) if material change occurs in the financial or business conditions of KNG or Otaki or it is shown that there are reasons to believe that there may be a critical impact on the financial or business conditions of KNG or Otaki, or (ii) if it becomes apparent that a situation has occurred that would present a significant impediment to implementation of the Share Transfer, or (iii) if it otherwise becomes extremely difficult to achieve the objectives of the Plan or it is necessary to execute the Share Transfer smoothly, KNG and Otaki may after mutual discussion amend the terms of the Plan or suspend or cancel the Share Transfer.

Article 15. Consultation

In addition to the matters set forth in this Plan, matters not set forth in this Plan and other matters necessary for the Share Transfer will be separately determined through mutual consultation between KNG and Otaki in accordance with the intent of this Plan.

IN WITNESS WHEREOF, KNG and Otaki have executed the Plan in duplicate by placing their signature and seals thereon, and each shall keep one copy of the originals.

August 8, 2013

KNG:             Kanto Natural Gas Development Co., Ltd.

2-1-1 Nihonbashi Muromachi, Chuo-Ku, Tokyo

Masanori Yoshii

President and Representative Director

Otaki:             Otaki Gas Co., Ltd.

661 Mobara, Mobara-shi, Chiba

Hitoshi Watabe

President and Representative Director

Exhibit 1 “Articles of Incorporation of K&O Energy Group Inc.”

ARTICLES OF INCORPORATION

CHAPTER I. GENERAL PROVISIONS

(Corporate Name)

Article 1.

The name of the Company shall be K&O Energy Group Kabushiki Kaisha, and shall be expressed in English as “K&O Energy Group Inc.”

(Purpose)

Article 2.

The purpose of the Company shall be to control and manage the business activities of the companies that operate the following business, and foreign companies that operate business similar thereto, by holding their shares or equity interests, and to operate any business incidental or related thereto:

(1)	development, mining, production, supply, sales and transportation of flammable gas and petroleum oil;

(2)	production and sales of brine, iodine and other industrial chemical;

(3)	commission of business related to production, transportation, safety and sales of gas;

(4)	manufacture, sales and lease of gas equipment, kitchen equipment, bath equipment and other housing equipment;

(5)	contract for work and construction of civil engineering work, building work, electric and piping work, well digging, work of construction regarding machines, utilities and equipments, and other construction work;

(6)	service of information handling and sale of office automation equipment;

(7)	purchase, sale and mediation of chemical goods;

(8)	service of damage insurance agent and service regarding solicitation of life insurance;

(9)	production and sales of industrial chemical products made from flammable gas;

(10)	purchase, sales, lease, mediation and management of real estate;

(11)	heat supply;

(12)	supply of electricity;

(13)	investigation, research and consulting service regarding the business listed in each Item above;

(14)	business incidental or related to the business listed in each Item above; and

(15)	investment to the business necessary in addition to the business listed in each Item above.

(Location of Head Office)

Article 3.

The Company shall have its head office in Chuo-ku, Tokyo.

(Organization)

Article 4.

The Company shall have the following bodies, in addition to the meeting of shareholders and the Directors:

(1)	Board of Directors;

(2)	Audit & Supervisory Board Members;

(3)	Audit & Supervisory Board; and

(4)	Accounting Auditor.

(Method of Public Notice)

Article 5.

Public notices of the Company shall be in the form of electronic notices; provided, however, that in cases where the Company’s public notices cannot be given by electronic means due to accidents or other unavoidable causes, the public notices shall be published in the Nihon Keizai Shimbun.

CHAPTER II. SHARES

(Total Number of Shares Authorized to be Issued)

Article 6.

The total number of shares authorized to be issued by the Company shall be one hundred and twenty million (120,000,000) shares.

(Acquisition of its Own Shares)

Article 7.

The Company may acquire its own shares by market transactions, etc., pursuant to a resolution of the Board of Directors in accordance with Article 165(2) of the Companies Act.

(Number of Shares Constituting One (1) Unit)

Article 8.

The number of shares constituting one (1) unit of shares of the Company shall be one hundred (100) shares.

(Rights to Shares Constituting Less than One (1) Unit)

Article 9.

The shareholders of the Company shall not be entitled to exercise any rights other than those listed below in relation to the shares constituting less than one (1) unit.

(1)	The rights provided for in each Item of Article 189(2) of the Companies Act;

(2)	The right to make a request in accordance with Article 166(1) of the Companies Act;

(3)	The right to receive allotments of shares for subscription and share options for subscription in accordance with the number of shares held by the shareholders; and

(4)	The right to make a request that is provided for in Article 10 herein.

(Request to Sell Shares Constituting Less than One (1) Unit)

Article 10.

The shareholders of the Company with shares constituting less than one (1) unit may request the Company, in accordance with the provisions of the Share Handling Regulations, to sell certain numbers of shares so that, together with their shares constituting less than one (1) unit, amount to constitute one (1) unit.

(Shareholder Registry Administrator)

Article 11.

11.1	The Company shall have a shareholder registry administrator.

11.2 The appointment of the shareholder registry administrator and its place of business shall be determined by a resolution of the Board of Directors.

11.3 The preparation and storage of the shareholder registry and the share option registry, as well as other administrative matters relating to such registries shall be commissioned to the shareholder registry administrator, and the Company shall not handle such matters.

(Share Handling Regulations)

Article 12.

The procedures for exercising the shareholders’ rights in the Company, as well as other handling of shares of the Company and the fees thereof shall be governed by laws and regulations and these Articles of Incorporation and the Share Handling Regulations which will be determined by the Board of Directors.

CHAPTER III. MEETING OF SHAREHOLDERS

(Convocation of a Meeting of Shareholders)

Article 13.

An ordinary meeting of shareholders of the Company shall be convened in March of each year, and an extraordinary meeting of shareholders shall be convened whenever necessary.

(Record Date of Ordinary Meeting of Shareholders)

Article 14.

The record date for exercise of voting rights for ordinary meeting of shareholders of the Company shall be December 31 of each year.

(Convener and Chairman of a Meeting of Shareholders)

Article 15.

15.1 The Director-President shall convene the meeting of shareholders and act as a chairman at the meeting.

15.2 If the Director-President has had an accident, one of the other Directors shall convene the meeting of shareholders and act as a chairman in accordance with an order determined by the Board of Directors in advance.

(Internet Disclosure and Deemed Provision of Reference Documents of a Meeting of Shareholders)

Article 16.

Upon convocation of a meeting of shareholders, by disclosure through a method using the internet in accordance with the applicable ordinance of the Ministry of Justice, the Company may be deemed to have provided its shareholders with the information relating to the matters to be stated in the reference documents of the meeting of shareholders, business reports, non-consolidated financial statements and consolidated financial statements.

(Resolution Method)

Article 17.

Unless otherwise provided for by laws and regulations or these Articles of Incorporation, a resolution of a meeting of shareholders shall be adopted by the majority of the votes of shareholders present at such meeting who are entitled to exercise voting rights at such meeting.

(Exercise of Voting Rights by Proxy)

Article 18.

18.1 A shareholder may designate another shareholder of the Company with voting rights as a proxy to exercise the designating shareholder’s voting rights.

18.2 In the case of the preceding Paragraph, such shareholder or proxy must submit a document evidencing the proxy power to the Company for each meeting of shareholders.

CHAPTER IV. DIRECTORS AND BOARD OF DIRECTORS

(Number of Directors)

Article 19.

The Company shall have fifteen (15) or less Directors.

(Election Method of Directors)

Article 20.

20.1 The Directors shall be elected at the meeting of shareholders.

20.2 A resolution for the election of Directors shall be adopted when shareholders holding at least one-third (1/3) of the voting rights are present at a meeting of shareholders, and by a majority of the votes of such shareholders present.

20.3 No cumulative voting shall be adopted for the resolution for election of Directors.

(Term of Office)

Article 21.

The term of office of a Director shall expire at the conclusion of the ordinary meeting of shareholders that relates to the latest business year ending within one (1) year after his or her election to office.

(Election of the Representative Director and Directors with Specific Titles)

Article 22.

22.1	The Board of Directors shall elect the Representative Director(s) out of the Directors by its resolution.

22.2 The Board of Directors shall elect one (1) Director-President and, if necessary, may elect one (1) Director-Chairman and several Director-Vice-President(s), Senior Managing Director(s) and Managing Director(s) out of the Directors by its resolution.

(Convener and Chairman of a Meeting of Board of Directors)

Article 23.

23.1 Unless otherwise provided for by laws and regulations, the Director-President shall convene the meeting of Board of Directors and act as a chairman at the meeting.

23.2 If the Director-President has had an accident or the Director-President’s position is vacant, one of the other Directors shall convene the meeting of Board of Directors and act as a chairman in accordance with an order determined by the Board of Directors in advance.

(Convocation Notice for a Meeting of the Board of Directors)

Article 24.

24.1 The convocation notice for a meeting of the Board of Directors shall be dispatched to each Director and each Audit & Supervisory Board Member at least three (3) days prior to the scheduled date of such meeting; provided, however, in the case of an emergency, this period may be shortened.

24.2 If all Directors’ and Audit & Supervisory Board Members’ consents are obtained, a meeting of the Board of Directors may be held without undertaking the convocation procedures.

(Omission of a Resolution of a Meeting of the Board of Directors)

Article 25.

The Company may deem that a resolution at a meeting of the Board of Directors has been made when the requirements set forth in Article 370 of the Companies Act are fulfilled.

(Regulations of the Board of Directors)

Article 26.

Matters regarding the Board of Directors shall be prescribed by the Regulations of the Board of Directors determined by the Board of Directors, in addition to laws and regulations and these Articles of Incorporation.

(Remunerations, etc.)

Article 27.

The remunerations, bonuses, and any other financial benefits to be received from the Company as a consideration for execution of duties (“Remunerations, etc.”) of the Directors shall be determined by a resolution of a meeting of shareholders.

CHAPTER V. AUDIT & SUPERVISORY BOARD MEMBERS AND AUDIT & SUPERVISORY BOARD

(Number of Audit & Supervisory Board Members)

Article 28.

The Company shall have five (5) or less Audit & Supervisory Board Members.

(Election Method of Audit & Supervisory Board Members)

Article 29.

29.1	The Audit & Supervisory Board Members shall be elected at the meeting of shareholders.

29.2 A resolution for election of Audit & Supervisory Board Members shall be adopted when shareholders holding at least one-third (1/3) of the voting rights of the shareholders entitled to exercise voting rights are present, and by a majority of votes of such shareholders present.

(Term of Office)

Article 30.

30.1 The term of office of an Audit & Supervisory Board Member shall expire at the conclusion of the ordinary meeting of shareholders that relates to the latest business year ending within four (4) years after his or her election to office.

30.2 The term of office of an Audit & Supervisory Board Member elected to fill a vacancy of an Audit & Supervisory Board Member who retired from office before the expiration of the term of office shall expire when the remaining term of office of the Audit & Supervisory Board Member who retired from office expires.

(Full-time Audit & Supervisory Board Member)

Article 31.

A Full-time Audit & Supervisory Board Member(s) shall be elected by a resolution of the Audit & Supervisory Board.

(Convocation Notice for a Meeting of the Audit & Supervisory Board)

Article 32.

32.1 The convocation notice for a meeting of the Audit & Supervisory Board shall be dispatched to each Audit & Supervisory Board Member at least three (3) days prior to the scheduled date of such meeting; provided, however, in the case of an emergency, this period may be shortened.

32.2 If all Audit & Supervisory Board Members’ consents are obtained, a meeting of the Audit & Supervisory Board may be held without undertaking the convocation procedures.

(Regulations of Audit & Supervisory Board)

Article 33.

Matters regarding the Audit & Supervisory Board shall be prescribed by the Regulations of Audit & Supervisory Board determined by Audit & Supervisory Board, in addition to laws and regulations and these Articles of Incorporation.

(Remunerations, etc.)

Article 34.

The Remunerations, etc., of the Audit & Supervisory Board Members shall be determined by a resolution of a meeting of shareholders.

CHAPTER VI. ACCOUNTING

(Business Year)

Article 35.

The business year of the Company shall be one (1) year beginning on January 1 of each year and ending on December 31 of the year.

(Record Date for Dividends of Surplus)

Article 36.

36.1	The record date for year-end dividends of the Company shall be December 31 of each year.

36.2	In addition to the preceding Paragraph, the Company may distribute surplus by setting a record date.

(Interim Dividends)

Article 37.

The Company may, by resolution of the Board of Directors, pay an interim dividend with the record date as of June 30 of each year.

(Exclusion Period for Dividends)

Article 38.

If the dividends are to be paid in cash, the Company shall be released from its obligation to pay such dividends which remain unreceived for more than three (3) years after the date on which such dividends first became payable.

SUPPLEMENTARY PROVISIONS

(Initial Business Year)

Article 1.

Notwithstanding the provision of Article 35, the initial business year of the Company shall be from the incorporation date of the Company until December 31, 2014.

(Remunerations of Initial Directors and Audit & Supervisory Board Members)

Article 2.

2.1 The amount that shall be payable in cash to the initial Directors out of the Remunerations, etc., of Directors from the date of incorporation of the Company through the conclusion of the first ordinary meeting of shareholders (the “Initial Cash Compensation”) shall, notwithstanding the provisions of Article 27, not exceed two hundred million (200,000,000) yen per year (not including the salary as an employee in the event of a Director who also serves as an employee).

2.2 Notwithstanding the provisions of Article 34, the Initial Cash Compensation of the initial Audit & Supervisory Board Members shall not exceed sixty million (60,000,000) yen per year.

2.3 The amount of Remunerations, etc., in connection with share options that are allotted as stock compensation-type stock options, that is to be granted to the initial Directors of the Company, out of the Remunerations, etc., of Directors from the date of incorporation of the Company through the conclusion of the first ordinary meeting of shareholders shall, notwithstanding the provisions of Article 27 and Paragraph 1 of this Article, not exceed thirty million (30,000,000) yen per year, and shall have the following substance:

2.3.1	Total number of share options to be issued and class and number of shares underlying share options

(a)	Total number of share options to be issued 150 share options of common stock of the Company shall be the maximum number of share options to be issued within a single year.

(b)	Class and number of shares underlying share options 15,000 shares of common stock of the Company shall be the maximum number of shares for which the share options are to be issued within a single year. The number of shares underlying each share option shall be 100 shares.

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split or consolidation of shares and it is adequate to adjust the number of shares, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ] x [ the split (or consolidation) ratio ]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in the event that such number is required to be adjusted in the event above with merger, company split and reductions in amount of stated capital.

2.3.2	Value of the property to be contributed when such share options are exercised

The amount obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, one (1) yen

2.3.3	Period during which such share options can be exercised

Within twenty (20) years from the day following the date on which share option is allotted, provided that in case that the last day of the period is holiday, the period expires at the previous business day of such the last day.

2.3.4	Restriction on acquisition of share option by assignment

Acquisition of share options by way of assignment shall require the approval of the Board of Directors of the Company.

2.3.5	Fair value of share options

The fair value of share options shall be based on the fair evaluation unit price calculated by Black-Sholes model as premises for the share price as of the date of the allotment, the value of the property to be contributed when such share options are exercised and other specific conditions.

2.3.6	Conditions for exercise of share options

The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a Director of the Company and its subsidiaries to the last day of the period during which such share options can be exercised.

2.3.7	Other features of share option

The other features of share option shall be determined by the meeting of the Board of Directors in which subscription requirement is determined.

(Deletion of Supplementary Provisions)

Article 3.

These supplementary provisions shall be deleted at the conclusion of the first ordinary meeting of shareholders.

Exhibit 2

Terms of First Issue of Share Option of Kanto Natural Gas Development Co., Ltd.

1.	Name of Share Options

First Issue of Share Option of Kanto Natural Gas Development Co., Ltd.

2.	Date of Allotment of Share Options

April 23, 2009

3.	Amount to Be Paid in for Share Option for Subscription or Method for Calculating that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

467,000 yen per one share option

Such amount is offset against the remunerations of directors.

4.	Class and Number of Shares Underlying Share Options

The number of shares underlying each share option shall be 1,000 shares of common stock of Kanto Natural Gas Development Co,. Ltd. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of allotment of share options, provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ] x [ the split (or consolidation) ratio ]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the date of allotment of share options.

5.	Value of the Property to Be Contributed when Such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6.	Period During which Such Share Options Can Be Exercised

The period from April 23, 2009 to April 20, 2029

7.	Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8.	Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 21, 2029 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a) In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a) In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c) In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10.	Restriction on acquisition of share option by assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11.	Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a) Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b) Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c) Incorporation-type Company Split

Company established by such split.

(d) Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e) Share Transfer

Company established by share transfer.

12.	Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 3

Terms of First Issue of Share Option of K&O Energy Group Inc.

1.	Name of Share Options

First Issue of Share Option of K&O Energy Group Inc.

2.	Date of Allotment of Share Options

January 6, 2014

3.	Amount to Be Paid in for Share Option for Subscription or Method for Calculation that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

There is no requirement for monies to be paid in exchange for the share option for subscription.

4.	Class and number of shares underlying share options

The number of shares underlying each share option shall be 500 shares of common stock of K&O Energy Group Inc. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of allotment of share options, provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ] x [ the split (or consolidation) ratio ]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the date of allotment of share options.

5.	Value of the Property to be Contributed when such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6.	Period during which such Share Options Can Be Exercised

The period from January 6, 2014 to April 20, 2029

7.	Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8.	Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company or its subsidiary.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 21, 2029 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a) In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9.	Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a) In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c) In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the Company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on Acquisition of Share Option by Assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a) Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b) Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c) Incorporation-type Company Split

Company established by such split.

(d) Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e) Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 4

Terms of Second Issue of Share Option of Kanto Natural Gas Development Co., Ltd.

1. Name of Share Options

Second Issue of Share Option of Kanto Natural Gas Development Co., Ltd.

2. Date of Allotment of Share Options

April 23, 2010

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculating that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

459,000 yen per one share option

Such amount is offset against the remunerations of directors.

4. Class and Number of Shares Underlying Share Options

The number of shares underlying each share option shall be 1,000 shares of common stock of Kanto Natural Gas Development Co,. Ltd. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of resolution of the board of director (the “Date of Resolution”), provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ] × [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the Date of Resolution.

5. Value of the Property to Be Contributed when Such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period During which Such Share Options Can Be Exercised

The period from April 23, 2010 to April 25, 2030

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 26, 2030 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a) In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a) In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c) In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on acquisition of share option by assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a) Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b) Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c) Incorporation-type Company Split

Company established by such split.

(d) Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e) Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 5

Terms of Second Issue of Share Option of K&O Energy Group Inc.

1. Name of Share Options

Second Issue of Share Option of K&O Energy Group Inc.

2. Date of Allotment of Share Options

January 6, 2014

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculation that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

There is no requirement for monies to be paid in exchange for the share option for subscription.

4. Class and number of shares underlying share options

The number of shares underlying each share option shall be 500 shares of common stock of K&O Energy Group Inc. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of allotment of share options, provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ] × [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the date of allotment of share options.

5. Value of the Property to be Contributed when such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period during which such Share Options Can Be Exercised

The period from January 6, 2014 to April 25, 2030

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company or its subsidiary.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 26, 2029 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a) In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a) In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c) In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the Company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on Acquisition of Share Option by Assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a) Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b) Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c) Incorporation-type Company Split

Company established by such split.

(d) Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e) Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 6

Terms of Third Issue of Share Option of Kanto Natural Gas Development Co., Ltd.

1. Name of Share Options

Third Issue of Share Option of Kanto Natural Gas Development Co., Ltd.

2. Date of Allotment of Share Options

April 27, 2011

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculating that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

436,000 yen per one share option

Such amount is offset against the remunerations of directors.

4. Class and Number of Shares Underlying Share Options

The number of shares underlying each share option shall be 1,000 shares of common stock of Kanto Natural Gas Development Co,. Ltd. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of resolution of the board of director (the “Date of Resolution”), provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ] × [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the Date of Resolution.

5. Value of the Property to Be Contributed when Such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period During which Such Share Options Can Be Exercised

The period from April 28, 2011 to April 27, 2031

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 28, 2031 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a) In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a) In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c) In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on acquisition of share option by assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a) Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b) Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c) Incorporation-type Company Split

Company established by such split.

(d) Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e) Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 7

Terms of Third Issue of Share Option of K&O Energy Group Inc.

1. Name of Share Options

Third Issue of Share Option of K&O Energy Group Inc.

2. Date of Allotment of Share Options

January 6, 2014

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculation that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

There is no requirement for monies to be paid in exchange for the share option for subscription.

4. Class and number of shares underlying share options

The number of shares underlying each share option shall be 500 shares of common stock of K&O Energy Group Inc. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of allotment of share options, provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ] × [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the date of allotment of share options.

5. Value of the Property to be contributed when such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period during which such Share Options Can Be Exercised

The period from January 6, 2014 to April 27, 2031

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares will be issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company or its subsidiary.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 28, 2031 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a) In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a) In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c) In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the Company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on Acquisition of Share Option by Assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a) Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b) Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c) Incorporation-type Company Split

Company established by such split.

(d) Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e) Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 8

Terms of Forth Issue of Share Option of Kanto Natural Gas Development Co., Ltd.

1. Name of Share Options

Forth Issue of Share Option of Kanto Natural Gas Development Co., Ltd.

2. Date of Allotment of Share Options

April 26, 2012

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculating that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

361,000 yen per one share option

Such amount is offset against the remunerations of directors.

4. Class and Number of Shares Underlying Share Options

The number of shares underlying each share option shall be 1,000 shares of common stock of Kanto Natural Gas Development Co,. Ltd. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of resolution of the board of director (the “Date of Resolution”), provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ] × [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the Date of Resolution.

5. Value of the Property to Be Contributed when Such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period During which Such Share Options Can Be Exercised

The period from April 27, 2012 to April 26, 2032

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 27, 2032 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a) In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a) In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c) In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on acquisition of share option by assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a) Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b) Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c) Incorporation-type Company Split

Company established by such split.

(d) Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e) Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 9

Terms of Forth Issue of Share Option of K&O Energy Group Inc.

1. Name of Share Options

Forth Issue of Share Option of K&O Energy Group Inc.

2. Date of Allotment of Share Options

January 6, 2014

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculation that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

There is no requirement for monies to be paid in exchange for the share option for subscription.

4. Class and number of shares underlying share options

The number of shares underlying each share option shall be 500 shares of common stock of K&O Energy Group Inc. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of allotment of share options, provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ] × [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the date of allotment of share options.

5. Value of the Property to be Contributed when such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period during which such Share Options Can Be Exercised

The period from January 6, 2014 to April 26, 2032

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company or its subsidiary.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 27, 2032 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a) In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a) In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c) In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the Company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on Acquisition of Share Option by Assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a) Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b) Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c) Incorporation-type Company Split

Company established by such split.

(d) Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e) Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 10

Terms of Fifth Issue of Share Option of Kanto Natural Gas Development Co., Ltd.

1. Name of Share Options

Fifth Issue of Share Option of Kanto Natural Gas Development Co., Ltd.

2. Date of Allotment of Share Options

April 25, 2013

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculating that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

610,000 yen per one share option

Such amount is offset against the remunerations of directors.

4. Class and Number of Shares Underlying Share Options

The number of shares underlying each share option shall be 1,000 shares of common stock of Kanto Natural Gas Development Co,. Ltd. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of resolution of the board of director (the “Date of Resolution”), provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ] × [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the Date of Resolution.

5. Value of the Property to Be Contributed when Such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period During which Such Share Options Can Be Exercised

The period from April 26, 2013 to April 25, 2033

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company or Otaki Gas Co,. Ltd.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 26, 2033 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a) In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a) In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c) In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on acquisition of share option by assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a) Merger (limited to the case that the Company is the extinct company)

Surviving	company after merger or company established by merger

(b) Absorption-type Company Split

Company	which succeed from splitting company all or partial rights or obligations regarding its business.

(c) Incorporation-type Company Split

Company	established by such split.

(d) Share Exchange

Company	which obtain the whole share of a wholly owned subsidiary.

(e) Share Transfer

Company	established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 11

Terms of Fifth Issue of Share Option of K&O Energy Group Inc.

1. Name of Share Options

Fifth Issue of Share Option of K&O Energy Group Inc.

2. Date of Allotment of Share Options

January 6, 2014

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculation that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

There is no requirement for monies to be paid in exchange for the share option for subscription.

4. Class and number of shares underlying share options

The number of shares underlying each share option shall be 500 shares of common stock of K&O Energy Group Inc. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of allotment of share options, provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ] × [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the date of allotment of share options.

5. Value of the Property to be Contributed when such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period during which such Share Options Can Be Exercised

The period from January 6, 2014 to April 25, 2033

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company or its subsidiary.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 26, 2033 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a) In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a) In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c) In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the Company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on Acquisition of Share Option by Assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a) Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b) Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c) Incorporation-type Company Split

Company established by such split.

(d) Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e) Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 12

Terms of First Issue of Share Option of Otaki Gas Co., Ltd.

1. Name of Share Options

First Issue of Share Option of Otaki Gas Co., Ltd.

2. Date of Allotment of Share Options

April 21, 2009

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculating that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

578,000 yen per one share option

Such amount is offset against the remunerations of directors.

4. Class and Number of Shares Underlying Share Options

The number of shares underlying each share option shall be 1,000 shares of common stock of Kanto Natural Gas Development Co,. Ltd. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of allotment of share options, provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ] × [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the date of allotment of share options.

5. Value of the Property to Be Contributed when Such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period During which Such Share Options Can Be Exercised

The period from April 21, 2009 to April 20, 2029

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company or Kanto Natural Gas Development Co,. Ltd.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 21, 2029 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a) In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a) In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c) In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on acquisition of share option by assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a) Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b) Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c) Incorporation-type Company Split

Company established by such split.

(d) Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e) Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 13

Terms of Sixth Issue of Share Option of K&O Energy Group Inc.

1. Name of Share Options

Sixth Issue of Share Option of K&O Energy Group Inc.

2. Date of Allotment of Share Options

January 6, 2014

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculation that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

There is no requirement for monies to be paid in exchange for the share option for subscription.

4. Class and number of shares underlying share options

The number of shares underlying each share option shall be 400 shares of common stock of K&O Energy Group Inc. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of allotment of share options, provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ] × [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the date of allotment of share options.

5. Value of the Property to be Contributed when such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period during which such Share Options Can Be Exercised

The period from January 6, 2014 to April 20, 2029

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company or its subsidiary.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 21, 2029 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a) In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a) In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c) In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the Company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on Acquisition of Share Option by Assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a) Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b) Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c) Incorporation-type Company Split

Company established by such split.

(d) Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e) Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 14

Terms of Second Issue of Share Option of Otaki Gas Co., Ltd.

1. Name of Share Options

Second Issue of Share Option of Otaki Gas Co., Ltd.

2. Date of Allotment of Share Options

April 20, 2010

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculating that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

450,000 yen per one share option

Such amount is offset against the remunerations of directors.

4. Class and Number of Shares Underlying Share Options

The number of shares underlying each share option shall be 1,000 shares of common stock of Kanto Natural Gas Development Co,. Ltd. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of allotment of share options, provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ] × [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the date of allotment of share options.

5. Value of the Property to Be Contributed when Such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period During which Such Share Options Can Be Exercised

The period from April 21, 2010 to April 19, 2030

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company or Kanto Natural Gas Development Co,. Ltd.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 20, 2030 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a) In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a) In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c) In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on acquisition of share option by assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a) Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b) Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c) Incorporation-type Company Split

Company established by such split.

(d) Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e) Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 15

Terms of Seventh Issue of Share Option of K&O Energy Group Inc.

1. Name of Share Options

Seventh Issue of Share Option of K&O Energy Group Inc.

2. Date of Allotment of Share Options

January 6, 2014

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculation that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

There is no requirement for monies to be paid in exchange for the share option for subscription.

4. Class and number of shares underlying share options

The number of shares underlying each share option shall be 400 shares of common stock of K&O Energy Group Inc. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of allotment of share options, provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ] × [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the date of allotment of share options.

5. Value of the Property to be Contributed when such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period during which such Share Options Can Be Exercised

The period from January 6, 2014 to April 19, 2030

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company or its subsidiary.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 20, 2030 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a) In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a) In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c) In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the Company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on Acquisition of Share Option by Assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a) Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b) Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c) Incorporation-type Company Split

Company established by such split.

(d) Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e) Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 16

Terms of Third Issue of Share Option of Otaki Gas Co., Ltd.

1. Name of Share Options

Third Issue of Share Option of Otaki Gas Co., Ltd.

2. Date of Allotment of Share Options

April 19, 2011

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculating that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

386,000 yen per one share option

Such amount is offset against the remunerations of directors.

4. Class and Number of Shares Underlying Share Options

The number of shares underlying each share option shall be 1,000 shares of common stock of Kanto Natural Gas Development Co,. Ltd. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of allotment of share options, provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ] × [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the date of allotment of share options.

5. Value of the Property to Be Contributed when Such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period During which Such Share Options Can Be Exercised

The period from April 20, 2011 to April 18, 2031

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company or Kanto Natural Gas Development Co,. Ltd.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 19, 2031 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a) In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a) In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c) In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on acquisition of share option by assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a) Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b) Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c) Incorporation-type Company Split

Company established by such split.

(d) Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e) Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 17

Terms of Eighth Issue of Share Option of K&O Energy Group Inc.

1. Name of Share Options

Eighth Issue of Share Option of K&O Energy Group Inc.

2. Date of Allotment of Share Options

January 6, 2014

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculation that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

There is no requirement for monies to be paid in exchange for the share option for subscription.

4. Class and number of shares underlying share options

The number of shares underlying each share option shall be 400 shares of common stock of K&O Energy Group Inc. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of allotment of share options, provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ] × [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the date of allotment of share options.

5. Value of the Property to be Contributed when such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period during which such Share Options Can Be Exercised

The period from January 6, 2014 to April 18, 2031

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company or its subsidiary.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 19, 2031 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a) In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a) In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c) In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the Company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on Acquisition of Share Option by Assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a) Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b) Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c) Incorporation-type Company Split

Company established by such split.

(d) Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e) Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 18

Terms of Forth Issue of Share Option of Otaki Gas Co., Ltd.

1. Name of Share Options

Forth Issue of Share Option of Otaki Gas Co., Ltd.

2. Date of Allotment of Share Options

April 20, 2012

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculating that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

385,000 yen per one share option

Such amount is offset against the remunerations of directors.

4. Class and Number of Shares Underlying Share Options

The number of shares underlying each share option shall be 1,000 shares of common stock of Kanto Natural Gas Development Co,. Ltd. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of allotment of share options, provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ] × [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the date of allotment of share options.

5. Value of the Property to Be Contributed when Such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period During which Such Share Options Can Be Exercised

The period from April 21, 2012 to April 20, 2032

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company or Kanto Natural Gas Development Co,. Ltd.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 19, 2032 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a) In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a) In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c) In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on acquisition of share option by assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a) Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b) Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c) Incorporation-type Company Split

Company established by such split.

(d) Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e) Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 19

Terms of Ninth Issue of Share Option of K&O Energy Group Inc.

1. Name of Share Options

First Ninth of Share Option of K&O Energy Group Inc.

2. Date of Allotment of Share Options

January 6, 2014

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculation that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

There is no requirement for monies to be paid in exchange for the share option for subscription.

4. Class and number of shares underlying share options

The number of shares underlying each share option shall be 400 shares of common stock of K&O Energy Group Inc. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of allotment of share options, provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ] × [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the date of allotment of share options.

5. Value of the Property to be Contributed when such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period during which such Share Options Can Be Exercised

The period from January 6, 2014 to April 20, 2032

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company or its subsidiary.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 19, 2032 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a) In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a) In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c) In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the Company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on Acquisition of Share Option by Assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a) Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b) Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c) Incorporation-type Company Split

Company established by such split.

(d) Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e) Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 20

Terms of Fifth Issue of Share Option of Otaki Gas Co., Ltd.

1. Name of Share Options

Fifth Issue of Share Option of Otaki Gas Co., Ltd.

2. Date of Allotment of Share Options

April 16, 2013

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculating that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

515,000 yen per one share option

Such amount is offset against the remunerations of directors.

4. Class and Number of Shares Underlying Share Options

The number of shares underlying each share option shall be 1,000 shares of common stock of Kanto Natural Gas Development Co,. Ltd. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of allotment of share options, provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ] × [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the date of allotment of share options.

5. Value of the Property to Be Contributed when Such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period During which Such Share Options Can Be Exercised

The period from April 17, 2013 to April 18, 2033

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company or Kanto Natural Gas Development Co,. Ltd.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 18, 2033 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a) In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c) In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on acquisition of share option by assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a) Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b) Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c) Incorporation-type Company Split

Company established by such split.

(d) Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e) Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 21

Terms of Tenth Issue of Share Option of K&O Energy Group Inc.

1. Name of Share Options

Tenth Issue of Share Option of K&O Energy Group Inc.

2. Date of Allotment of Share Options

January 6, 2014

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculation that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

There is no requirement for monies to be paid in exchange for the share option for subscription.

4. Class and number of shares underlying share options

The number of shares underlying each share option shall be 400 shares of common stock of K&O Energy Group Inc. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of allotment of share options, provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ] × [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the date of allotment of share options.

5. Value of the Property to be Contributed when such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period during which such Share Options Can Be Exercised

The period from January 6, 2014 to April 18, 2033

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company or its subsidiary.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 18, 2033 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a) In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a) In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c) In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the Company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on Acquisition of Share Option by Assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a) Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b) Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c) Incorporation-type Company Split

Company established by such split.

(d) Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e) Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

[the Supplement to Proposal 1 in the Reference to General Meeting of Shareholders]

Business Report

(January 1 to December 31, 2012)

1. Matters on the Current State of the Corporate Group

(1) Progress and results of business operations

Although the Japanese economy showed signs of a gradual recovery in the current consolidated fiscal year due to reconstruction demand following the events such as the Great East Japan Earthquake, the economy did not attain the full-scale recovery because of the slowdown of the world economy caused by the European sovereign banking crisis.

Under such circumstances, sales for the current consolidated fiscal year rose 16% against the previous consolidated fiscal year to 79,008 million yen mainly due to increased gas operation sales. Furthermore, with the increase in gas sales and the sales price of iodine, etc., ordinary income rose 30% against the previous consolidated fiscal year to 4,800 million yen while net income increased 21.1% against the same period to 2,174 million yen.

The general state of the business operations by segment is as follows:

<Gas operations>

Due to a range of factors such as (1) the increased sales price of gas for some of the major customers caused by the effect of the increase in imported energy prices, (2) the increased sales of gas for photovoltaic application, and (3) the effect of reduced early period temperatures, etc., the amount of gas sales increased. As a result, sales rose 15.3% against the previous consolidated fiscal year to 71,881 million yen and operating income increased 2.4% against the same period to 4,446 million yen.

<Iodine and brine operations>

As a result of the increase in the sales price due to the great demand for iodine and the increase in sales volume, etc., sales rose 37.9% against the previous consolidated fiscal year to 4,011 million yen, and operating income increased 231.8% against the same period to 1,453 million yen.

<Other operations>

Due to the increased sales of gas appliances, etc., sales rose 9.0% against the previous consolidated fiscal year to 3,114 million yen. Operating income, on the other hand, dropped 25.9% against the previous consolidated fiscal year to 238 million yen.

(2) State of capital expenditures

Capital expenditure in the current consolidated fiscal year was a total of 3,813 million yen. Kanto Natural Gas Development Co., Ltd. (hereinafter referred to as “Company”) has promoted development programs in four districts in Mobara City, Sanbu District, and Chosei District in Chiba Prefecture with the aim of maintaining and improving the production capacity of natural gas and iodine, etc. and completed one (1) production well. In addition, in order to improve gas transportation capability, the Company has pressed ahead with reinforcement work on the Yachiyo production line.

Furthermore, the Company’s subsidiary, Otaki Gas Co., Ltd. (hereinafter referred to as “Otaki”), has expanded its main branch pipe by 16km and supply pipe by 3km in order to strengthen its gas supply system. On top of this, Otaki has invested in plant and equipment by constructing a new office in Chiba and updating its tariff and security systems, etc.

In addition, the Company’s subsidiary, Nihon Tennen Gas Co., Ltd. has promoted a program to develop one district in Mobara City, Chiba Prefecture.

i. Main facility completed during the current consolidated fiscal year

•	The Company

Production well	Ore chute 1	(gas and iodine/brine operations)

•	Subsidiary company: Otaki Gas Co., Ltd.

Main branch pipe	16km	(gas operations)
Supply pipe	3km	(gas operations)
New Chiba office		(gas operations)

•	Subsidiary company: Nihon Tennen Gas Co., Ltd.

Production well	Ore chute 2	(gas and iodine/brine operations)

ii. New additions and expansions to main facilities ongoing during the current consolidated fiscal year

•	Kanto Natural Gas Development Co., Ltd.

Production well	Ore chute 2	(gas and iodine/brine operations)
Injection well	Ore chute 1	(gas and iodine/brine operations)
Yachiyo line reinforcement	14km	(gas operations)

•	Subsidiary company: Otaki Gas Co., Ltd.

Tariff and security system	(gas operations)

•	Subsidiary company: Nihon Tennen Gas Co., Ltd.

Production well	Ore chute 1	(gas and iodine/brine operations)

iii. Sale, removal and extinguishment of significant noncurrent assets

Not applicable

(3) State of financing

There are no special matters to report in the current consolidated fiscal year.

(4) Issues to be addressed

Under the mid-term management plan formulated to cover the five (5) years from fiscal year 2011, the Company Group is working to implement the strategies outlined below.

Prominent issues in the operating environment of the energy industry were the incident at the nuclear power station and the related electric energy shortage problem, which led to intensified energy safety and environmental compliance. In this context, the importance of gas, which imposes a smaller environmental burden than other fossil fuels, was further underlined.

The Company Group’s response to this environment is based on its role as a supplier of natural gas and a producer of the domestic natural gas which offers a stable long-term supply source insulated from issues such as the international energy situation. As such, the Company Group is committed to harmonizing its production activities with the environment and carrying out active capital investment so as to establish a stable supply system and maintain and enhance the volume of production.

Meanwhile, by promoting the stability of supply and the environmental advantages of natural gas, which contributes to the goal of a low-carbon society, the Company Group will work to expand sales, making active use of a number of gas sources.

In the iodine and brine business, the Company will work to streamline production system and enhance supply capacity so as to meet the globally expanding demand for iodine. At the same time, the Company will adopt a proactive approach to research and development activity that exploits the special features of iodine and brine resources, continuing in this way to pioneer new fields of use and create high added value.

In the construction business and other businesses, to contend with the fierce competition for contracts and intense price competition, the Company will sustain all-out efforts to attract orders by enhancing technological abilities and reducing costs.

Finally, to maintain and build on relationships of mutual understanding and trust with local communities and other stakeholders, the Company will disclose appropriate information and maintain adequate levels of communication. Equally, the Company will promote efficiency across the operations, demonstrate awareness of the Company’s public duty to ensure a stable supply of valuable domestic resources, and work to implement compliance-based management, ensure reliable safety systems, and make the business operations environment-conscious.

The Company shall continue to devote efforts to the increased development of the Company Group as a whole, and the Company hopes to rely on the unchanging understanding and support of the shareholders in the future.

(5) Transition of property and income conditions

Classification	FY 2009 (148th Term)	FY 2010 (149th Term)	FY 2011 (150th Term)	FY 2012 (151st Term) (Current Consolidated Fiscal Year)
Net sales (millions of yen)	51,442	57,245	68,129	79,008
Ordinary income (millions of yen)	3,890	3,614	3,693	4,800
Net income (millions of yen)	1,490	1,823	1,796	2,174
Net income per share (yen)	29.87	37.60	37.35	45.16
Total assets (millions of yen)	73,639	74,991	77,490	81,116
Net assets (millions of yen)	58,185	59,090	60,239	63,404

(6) State of principal parent company and subsidiaries

(i) Relationship with the parent company

Not applicable

(ii) Principal subsidiaries

Company Name	Capital	The Company’s Voting Ratio	Main Business Operations

Otaki Gas Co., Ltd.	2,244 million yen	63.5%	City gas operations

Otaki Sangyo Co., Ltd.	50 million yen	100.0%	Sales of compressed natural gas and liquefied petroleum gas

Kanto Construction Co., Ltd.	70 million yen	100.0%	Construction operations including civil engineering and plumbing

Nihon Tennen Gas Co., Ltd.	300 million yen	51.7%	Natural gas and iodine operations

KNG America, Inc.	US$1 million	100.0%	Oil and gas development operations in the U.S.

Notes:

1.	The Company’s voting ratio against Otaki Gas Co., Ltd. includes a 0.5% share indirectly owned via the subsidiary company, Kanto Construction Co., Ltd.

2.	The Company’s voting ratio against Otaki Sangyo Co., Ltd. is due to indirect ownership via the subsidiary company, Otaki Gas Co., Ltd.

3.	The Company has five (5) consolidated subsidiaries listed above, and one (1) equity method affiliated company.

4.	An overview of operations in the current consolidated fiscal year are stated in the “(1) Progress and results of business operations” section.

(7) Description of main business operations

Business	Description of Business Operations
Gas operation	Collecting and sale of natural gas; city gas operations; sale of compressed natural gas and liquefied petroleum gas
Iodine and brine operation	Production and sale of iodine and iodine compounds; sale of brine
Other	Civil engineering, plumbing, well drilling, sale of gas appliances, development of oil and gas in the U.S.

(8) Main sales offices, etc.

Company Name	Office Name	Location
Kanto Natural Gas Development Co., Ltd.	Head Office	Chuo-ku, Tokyo
	Mobara Mining Station	Mobara City, Chiba Prefecture
	Yoshihashi Plant	Yachiyo City, Chiba Prefecture
Otaki Gas Co., Ltd.	Head Office	Mobara City, Chiba Prefecture
	Mobara Service Center	Mobara City, Chiba Prefecture
	Ichihara Service Center	Ichihara City, Chiba Prefecture
	Yachiyo Service Center	Yachiyo City, Chiba Prefecture
	Chiba Service Center	Chiba City, Chiba Prefecture
	Naruto Service Center	Sanmu City, Chiba Prefecture
Otaki Sangyo Co., Ltd.	Head Office	Mobara City, Chiba Prefecture
Kanto Construction Co., Ltd.	Head Office	Mobara City, Chiba Prefecture
Nihon Tennen Gas Co., Ltd.	Head Office	Chuo-ku, Tokyo
	Chiba Plant	Chosei-gun, Chiba Prefecture
KNG America, Inc.	Head Office	Salt Lake City, Utah, United States

(9) State of employees

Number of Employees	Against previous consolidated fiscal year
560	+ 12

Note: The employee count includes 101 temporary and part-time employees.

(10) Major lenders

Lender Name	Amount of Borrowed Money
The Chiba Bank, Ltd.	693 million yen
Sumitomo Mitsui Banking Corporation	399 million yen
The Chiba Kogyo Bank, Ltd.	337 million yen
The Keiyo Bank, Ltd.	337 million yen
Sumitomo Mitsui Trust Bank, Ltd.	273 million yen

2. Matters on Company Shares

(1) Total number of shares issued	50,036,715 shares (excluding 10,959,758 treasury stocks)

(2) Number of shareholders	5,139 persons

(3) Major shareholders

Shareholder Name	Number of Shares Held (1,000 shares)	Shareholding Ratio (%)
Godo Shigen Sangyo Co., Ltd.	9,686	19.3
Air Water Inc.	9,150	18.2
Keiyo Gas Co., Ltd.	6,348	12.6
Sumitomo Mitsui Banking Corporation	2,136	4.2
The Master Trust Bank of Japan, Ltd. (trust account)	1,403	2.8
Sumitomo Mitsui Trust Bank, Ltd.	1,169	2.3
Japan Trustee Services Bank, Ltd. (trust account)	991	1.9
Chiba Bank, Ltd.	912	1.8
FP Growth Support A Limited Partnership for Investment	660	1.3
Mitsui Life Insurance Co., Ltd.	658	1.3

Notes:

1. In addition to the above, the Company holds 10,959,000 shares of treasury stock.

2. The above shareholding ratios are calculated excluding the treasury stock

(4) Other important matters on shares

Not applicable

3. Matters on New Share Subscription Rights, etc. of the Company

(1) State of new share subscription rights, etc. owned by executives of the Company as at the end of the fiscal year

(i) Number of new share subscription rights: 107

(ii) Class and number of relevant shares

The number of common stocks of the Company is 107,000 shares (1,000 shares per new share subscription right)

(iii) State of new share subscription rights owned

Classification	Issuance Times (Date of Resolution for Issuance)	Exercise Price	Exercise Period	Number of Subscription Rights	Number of Holders
Director	1st share option (March 27, 2009)	1 yen per share	From April 23, 2009 to April 20, 2029	18	6
Director	2nd share option (March 26, 2010)	1 yen per share	From April 26, 2010 to April 25, 2030	24	6
Director	3rd share option (March 30, 2011)	1 yen per share	From April 28, 2011 to April 27, 2031	26	6
Director	4th share option (March 29, 2012)	1 yen per share	From April 27, 2012 to April 26, 2032	39	7

Note:	New share subscription rights can be exercised from the day after a director of the Company has lost his position or thirty (30) days before the expiry of the exercise period.

(2) State of new share subscription rights issued to employees of the Company in the current fiscal year

Not applicable

(3) Other important matters on new share subscription rights, etc.

Not applicable

4. Matters on Executives of the Company

(1) Name, etc. of directors and audit & supervisory board members

Name	Position and Responsibility	Significant Concurrent Position

Masanori Yoshii	President and Representative Director
Shintaro Nagahama	Managing Director and Representative Director Mobara Mining Station Director
Ken Kimura	Director of Production and Engineering Manager, Director of Development at Mobara Mining Station
Ikuo Kawano	Director of Sales
Hiroaki Kato	Director of Planning	Representative Director of KNG America, Inc.
Nobuyuki Sunaga	Director of Personnel and Labor Management, Treasurer
Takeshi Mori	Board Member and General Manager of Mobara Mining Station
Hiromasa Kito	Audit&Supervisory Board Member (full-time)	Audit&Supervisory Board Member of Otaki Gas Co., Ltd.
Makoto Kubota	Audit&Supervisory Board Member (full-time)
Naofumi Tanaka	Audit&Supervisory Board Member	President and Representative Director of Godo Shigen Sangyo Co., Ltd.

Nobuharu Yoshimasu	Audit&Supervisory Board Member	Partner of Daiichifuyo Law Office, Audit&Supervisory Board Member of Otaki Gas Co., Ltd.

Notes:

1.	Both Mr. Takeshi Mori and Mr. Naofumi Tanaka were newly elected a director and an audit & supervisory board member respectively at the 150th ordinary general meeting of shareholders held on 29th March, 2012, and assumed their positions. On the other hand, Mr. Tamio Masuda, the director, and Mr. Yoshio Tachi, the audit & supervisory board member, resigned their positions when their terms elapsed at the conclusion of the same shareholders meeting.
2.	Due to a decision made at the board of directors’ meeting held on 29th March 2012, the following changes were made to personnel:
Shintaro Nagahama, Managing Director gManaging Director and Representative Director
3.	Mr. Hiromasa Kito serving as an audit & supervisory board member has a considerable degree of insight relating to finance and accounting due to accounting experience gained over many years.
4.	Both Mr. Naofumi Tanaka and Mr. Nobuharu Yoshimasu are outside audit & supervisory board members.
5.	Mr. Nobuharu Yoshimasu serving as an audit & supervisory board member was notified to the Tokyo Stock Exchange, Inc. as an independent executive. He is also an outside audit & supervisory board member of Otaki Gas Co., Ltd.

(2) Amount of remuneration, etc. of directors and audit & supervisory board members

(i)	The amount of remuneration, etc. paid to company directors and audit & supervisory board members for the current fiscal year is as follows:

Directors (8 persons)	124 million yen
Audit & supervisory board members (3 persons)	42 million yen (including 4 million yen paid to one outside audit & supervisory board member)

Notes:

1.	The amount of remuneration, etc. paid to directors does not include the salary as an employee in case where a director also serves as an employee.
2.	The amount of remuneration, etc. paid to directors includes the estimated amount of paid directors’ bonuses (20 million yen) and the estimated amount of new share option granted as stock option for the current fiscal year (14 million yen).
3.	Two out of the three outside audit & supervisory board members serving during the current fiscal year were not remunerated.

(ii)	The total amount of remunerations, etc. that outside directors or outside audit & supervisory board members have received from subsidiary companies in the current fiscal year: 4 million yen

(3) Matters on outside audit & supervisory board members

(i)	Audit & supervisory board member: Naofumi Tanaka

(a) Relationship between significant concurrent posts and the Company

        Godo Shigen Sangyo Co., Ltd. is a major shareholder and equity method affiliated company of the Company. The Company sells gas and brine to Godo and Godo procures gas and iodine from the Company.

(b) Relationship with certain affiliated companies such as main business partners

        Mr. Tanaka is a representative director of Godo Shigen Sangyo Co., Ltd., which is a major shareholder, major business partner and affiliated company of the Company, and he is a Director of Keiyo Pipeline Co., Ltd., which is an affiliated company of the Company.

(c) Main activities in the current fiscal year

i. State of attendance in the board of directors’ meetings and statements made at said meetings, etc.

Mr. Tanaka has attended 9 out of 10 board of directors’ meetings held since assuming office, and he has used his abundant experience and deep insight to make appropriate statements of a specialized nature mainly from a professional viewpoint as a person of the same profession.

ii. State of attendance in the audit & supervisory board meetings and statements made at said meetings, etc.

Mr. Tanaka has attended 9 out of 11 audit & supervisory board meetings held since assuming office, and he has used his abundant experience and deep insight to make appropriate statements of a specialized nature mainly from a professional viewpoint as a person of the same profession.

(ii)	Audit & supervisory board member: Nobuharu Yoshimasu

(a) Relationship between significant concurrent posts and the Company

        The Daiichifuyo Law Office is a law office to which legal advisors of the Company belong. Otaki Gas Co., Ltd. is a subsidiary of the Company, and the Company sells gas to Otaki.

(b) Main activities in the current fiscal year

I. State of attendance in the board of directors’ meetings and statements made at said meetings, etc.

        Mr. Yoshimasu attended all 13 of the directors’ meetings held in the current fiscal year, and made use of his abundant experience and deep insight to make appropriate specialist statements mainly as a lawyer.

ii. State of attendance in the audit & supervisory board meetings and statements made at said meetings, etc.

        Mr. Yoshimasu has attended all 14 audit & supervisory board meetings held in the current fiscal year, and he has used his abundant experience and deep insight to make appropriate statements of a specialized nature mainly as a lawyer.

5. State of Accounting Auditor

(1) Name of accounting auditor

KPMG AZSA LLC

(2) Amount of remuneration paid to accounting auditors in the current fiscal year

(i) Amount of remuneration, etc. as an accounting auditor in the current fiscal year

36 million yen

(ii) Total amount of cash and other property benefits that the Company and its subsidiary shall pay

69 million yen

Note:	The amounts of remuneration for audits based on the Companies Act and the Financial Instruments and Exchange Law are not classified in audit contracts, and these overall amounts are stated in financial amount (i). above because they cannot actually be classified.

(3) Policy of making decisions regarding dismissal or reappointment of accounting auditors

Accounting auditors may be dismissed by the Company’s audit & supervisory board in accordance with the Article 340 of the Companies Act. Alternatively, in the event that it is difficult to assess whether accounting auditors are performing their duties appropriately after taking into consideration the performance of their duties or quality of their audits, it shall be the purpose of the shareholders’ meeting to dismiss or refuse to reappoint accounting auditors based on the agreement or demands of the audit & supervisory board.

6. Company Systems and Policies

(1) Systems to ensure that directors are performing their duties in compliance with laws and regulations and articles of incorporation and performing other duties appropriately

Based on the management philosophy of “Placing the production and sale of natural gas at the heart of our business, the Company strives to contribute to the realization of a comfortable, affluent quality of life, as well as to the development of society”, the Company has striven to develop the following systems and verify or improve them as it sees fit.

[1] Systems to ensure that directors are performing their duties in compliance with laws and regulations and the articles of incorporation

(a)	The board of directors has established a compliance committee composed of all directors, which aims to enforce the “Basic Compliance Policy” and “Rules of Collective Conduct”, formulated as a basic oath to be followed by all directors and employees, and is promoting corporate activities based on a spirit of compliance and corporate ethics.

(b)	Based on laws and regulations and the “Board of Directors’ Regulations”, the board of directors will be convened in principle once a month and may be held at any time if necessary to ensure that the decisions regarding the business of company and the monitoring of the performance of duties by directors are carried out appropriately.

(c)	Directors shall timely refer matters of importance relating to the business of company to the board and report regularly or whenever necessary regarding the performance of their duties.

(d)	Directors shall constantly strive to gather information and communicate so that they can make the appropriate business decisions.

[2] Systems concerning the storage and management of information relating to the performance of directors’ duties

Information such as board of director meeting minutes and written approval relating to the performance of directors’ duties shall be stored and managed in accordance with laws and regulations and “Rules on Documents”.

[3] Regulations concerning management of risks of loss and other systems

(a)	Directors shall regularly or whenever necessary identify, evaluate and analyze risks for all operations and manage such risks appropriately to reflect medium term management programs and departmental goals.

(b)	Directors shall maintain “Safety Regulations” and a “Disaster Contingency Planning Manual”, etc. to provide against safety risks, such as large-scale earthquakes, etc., and maintain a safety system as it sees fit through the implementation of regular emergency drills.

[4] Systems to ensure that directors are performing their duties efficiently

(a)	Directors shall manage departmental goals appropriately towards the guaranteed performance of medium term management programs and annual budgets, and the progress of those objectives will be constantly checked and verified by the board.

(b)	Directors shall make judgments on and make rapid and appropriate decisions on matters to be discussed by the board of directors or matters of internal approval in accordance with the “Board of Directors’ Regulations” and “Organization Regulations.”

[5] Systems to ensure that employees are performing their duties in compliance with laws and regulations and articles of incorporation

(a)	The Company shall raise awareness of and promote educational activities through the Compliance Committee by enforcing the “Basic Compliance Policy” and “Rules of Collective Conduct”, to firmly establish compliance in the duties performed by employees.

(b)	The Company shall establish a system enabling the Compliance Committee to rapidly receive reports through a compliance promotion office allocated in the workplace in the event of discovering a matter that breaches laws, articles of incorporation or ethics.

(c)	The Company shall endeavor to identify any potential problems at an early stage and deal with them appropriately by decision of corrective measures taken by the Compliance Committee or through cooperation with legal advisers, etc.

(d)	The Company shall establish an audit office as an internal auditing body to confirm that employees are performing their duties appropriately, and take rapid corrective measures if there is a problem with the performance of such duties.

[6] Systems to ensure that business operations are conducted properly by the company group made up of the Company together with its parent and subsidiary companies.

(a)	Based on the “Associated Company Management Regulations”, the Company shall clarify the direction and role to be taken by the group companies. It shall also apply the “Basic Compliance Policy” and “Code of Conduct for Compliance” to all subsidiary companies, and support and guidance shall be actively provided to ensure that the business operations of subsidiary companies are conducted properly.

(b)	The Company shall gather group company information and communicate through a group officers’ liaison conference held once a month, etc. In addition, a system shall be established to enable subsidiary’s information to be reported rapidly and accurately to the board of directors of the Company.

[7] Matters on employees to support audit & supervisory board members in the performance of their duties and their independence from directors

The Company shall make the Corporate Administration Division the organization to support audit & supervisory board members in the performance of their duties, and directors and audit & supervisory board members shall confer about the placement of full-time supporters when needed by audit & supervisory board members.

[8] Systems for directors and employees to make reports to audit & supervisory board members, and other reporting systems to audit & supervisory board members

Directors and employees shall promptly make reports on matters believed to have a significant impact on the Company in addition to legal requirements as well as matters to be discussed by the Compliance Committee, and shall provide the required information in accordance with audit & supervisory board members’’ requests.

[9] Other systems to ensure that audit & supervisory board members carry out audits effectively

(a)	Directors shall promote a system that allows audit & supervisory board members to attend board of directors’ meetings and other significant meetings where they can state their opinions if required.

(b)	Directors shall maintain a system that enables audit & supervisory board members to collaborate with and consult accounting auditors and the audit office.

(2) Basic policy regarding governing the joint stock company (kabushiki kaisha)

The Company has not stipulated specifically the basic policy on the conduct of the person who should govern the decisions concerning finance and business policy.

Consolidated Balance Sheets

(As of December 31, 2012)

(Millions of Yen)
ASSETS
CURRENT ASSETS	30,058
Cash and deposits	6,578
Notes and accounts receivable — trade	7,883
Securities	13,836
Inventories	1,024
Other	744
Allowance for doubtful receivables	(8)
NONCURRENT ASSETS	51,057
Property, plant and equipment	30,706
Buildings and structures	6,720
Machinery and equipment	13,712
Land	7,228
Construction in progress	2,088
Other	956
Intangible assets	2,177
Investment and other assets	18,174
Investment securities	15,794
Deferred tax assets	835
Other	1,612
Allowance for doubtful receivables	(67)

TOTAL ASSETS	81,116

LIABILITIES
CURRENT LIABILITIES	11,165
Notes and accounts payable — trade	5,335
Short-term loans payable	784
Accounts payable — other	1,988
Income taxes payable	1,090
Provision for bonuses	24
Other	1,941
NONCURRENT LIABILITIES	6,546
Long-term loans payable	1,324
Deferred tax liabilities	888
Allowance for retirement benefits	3,773
Other provision	292
Other	266

TOTAL LIABILITIES	17,711

NET ASSETS
Shareholders’ equity	53,577
Capital stock	7,902
Capital surplus	8,260
Retained earnings	46,013
Treasury stock	(8,599)
Accumulated other comprehensive income (loss)	(379)
Valuation difference on available-for-sale securities	(177)
Foreign currency translation adjustment	(201)
Subscription rights to shares	89
Minority interests	10,116

TOTAL NET ASSETS	63,404

TOTAL LIABILITIES AND NET ASSETS	81,116

Consolidated Statements of Income

(January 1 to December 31, 2012)

		(Millions of Yen)
Net Sales		79,008
Cost of sales		66,472

Gross profit		12,536
Selling, general and administrative expenses		8,493

Operating income		4,043
Non-operating income
Interest income	176
Dividend income	262
Depreciation of negative goodwill	102
Investment gain on equity method	101
Other	188	831

Non-operating expenses
Interest expenses	51
Donations expenses	16
Other	5	73

Ordinary income		4,800
Extraordinary income
Compensation for transfer of property	16
Other	0	16

Extraordinary loss
Loss on retirement of NONCURRENT assets	196
Net loss on sales of investment securities	194
Other	6	398

Net income before income taxes		4,418
Income taxes — current	1,624
Income taxes — deferred	(31)	1,592

Net income before minority interests		2,826
Minority interests in income		651

Net income		2,174

Consolidated Statements of Changes in Net Assets

(January 1 to December 31, 2012)

(Millions of Yen)

	Shareholders’ equity
	Capital stock	Capital surplus	Retained earnings	Treasury stock	Total shareholders’ equity
Balance at beginning of year	7,902	8,260	44,392	(8,682)	51,872
Changes of items during the period
Dividend of surplus			(550)		(550)
Net income			2,174		2,174
Acquisition of treasury stock				(1)	(1)
Disposition of treasury stock		(3)		9	6
Change in equity in affiliates accounted for by equity method-treasury stock				75	75
Transfer of loss on disposal of treasury stock		3	(3)		—
Net changes of items other than shareholders’ equity
Total changes of items during the period	—	—	1,621	83	1,704
Balance at end of year	7,902	8,260	46,013	(8,599)	(53,577)

	Accumulated other comprehensive income			Subscription rights to shares	Minority interests	Total net assets
	Valuation difference on available- for-sale securities	Foreign currency translation adjustment	Total accumulated other comprehensive income
Balance at beginning of year	(1,017)	(207)	(1,225)	68	9,524	60,239
Changes of items during the period
Dividend of surplus						(550)
Net income						2,174
Acquisition of treasury stock						(1)
Disposition of treasury stock						6
Change in equity in affiliates accounted for by equity method-treasury stock						75
Transfer of loss on disposal of treasury stock						—
Net changes of items other than shareholders’ equity	840	5	846	21	592	1,460
Total changes of items during the period	840	5	846	21	592	3,164
Balance at end of year	(177)	(201)	(379)	89	10,116	63,404

Notes to Consolidated Financial Statements

(Notes to material matters that will be the basis in preparing the consolidated financial statements)

1. Matters on the range of consolidation

(1) Number of consolidated subsidiaries:

Five (5) companies

Names of the consolidated subsidiaries are as follows:

Otaki Gas Co., Ltd., Otaki Sangyo Co., Ltd., Kanto Construction Co., Ltd.,

        Nihon Tennen Gas Co., Ltd., KNG America, Inc.

(2) Name of main non-consolidated subsidiaries

Techno Earth

The total amount of the non-consolidated subsidiaries’ total assets, sales, net income or loss and retained earnings for this term (the amounts equivalent to KNG’s interest in the company) has a negligible impact on the consolidated financial statements, and are therefore not a target of consolidation due to their lack of significance.

2. Matters on application of equity methods

(1) Number of equity method non-consolidated subsidiaries and affiliated companies, and names of main companies thereof

Number of equity method affiliated companies

One (1) company

Name of equity method affiliated companies

Godo Shigen Sangyo Co., Ltd.

(2) Name of main non-consolidated subsidiaries to which equity methods are not applied

Techno Earth

Name of main affiliated companies to which equity methods are not applied

Keiyo Pipeline Co., Ltd.

In the case of companies to which equity methods are not applied, because the total amount of net profit or loss and retained earnings for this term (the amounts equivalent to King’s interest in the company) has a negligible impact on consolidated net income or loss and consolidated retained earnings, investment in these companies is evaluated by cost methods without applying equity methods due to their lack of significance.

(3) Matters deemed noteworthy relating to equity method application procedures

Considering that the fiscal year end date of equity method applicable companies differs from the consolidated fiscal year end date, financial statements covering the fiscal year of the said companies are used.

3. Matters on the fiscal year of consolidated subsidiaries

The fiscal year end of the consolidated subsidiary, KING America, Inc., is the 30th of September. Financial statements as of the fiscal year end of the consolidated subsidiaries are used to create consolidated financial statements. Adjustments needed for consolidation purposes are made for significant transactions which fall between the consolidated fiscal year end.

The fiscal year end dates of other consolidated subsidiaries do not differ from the consolidated fiscal year end date.

4. Matters on accounting standards

(1) Valuation standard and method of material assets Securities

(a) Held-to-maturity bonds: Amortized cost method is applied.

(b) Other securities

(i) Securities with market value:

Securities with market price: Market price method based on the market price, etc. of the accounting year end date (The valuation difference is recognized directly into net assets in full, and the cost of securities sold is calculated by moving average method.)

(ii) Securities without market value:

Cost method based on the moving average method is applied.

Derivatives: Market value method is applied

Inventories:

    (a) Products

Cost method based on gross average method (As for the values in the balance sheet, method of lowering book values reflecting potential decline is used) is applied.

    (b) Supplies

Cost method mainly based on moving average method (As for the values in the balance sheet, method of lowering book values reflecting potential decline is used) is applied.

    (c) Uncompleted construction expenditure

Cost method based on the specific identification method is used.

(2) Method of depreciation of material depreciable assets

     Property, plant and equipment (excluding lease assets)

KNG and two consolidated subsidiaries apply the straight line method and other consolidated subsidiaries mainly apply the declining balance method.

Also, as for the useful life, we applied the same standard as the method under the Corporation Tax Act.

     Intangible assets (excluding leased assets)

The unit-of-production method is applied for mining rights; the straight-line method based on usage period within the company (five (5) years) is applied for company use software; and the straight-line method is used for other intangible assets.

The useful life of these assets is based on the same criteria as methods prescribed in the Corporation Tax Act.

     Investments and other assets

The straight-line method is mainly used for trust buildings and structures.

The useful life of these assets is based on the same criteria as methods prescribed in the Corporation Tax Act.

(3) Standard for recording significant allowances

     Provision for bonuses

To provide for the payment of bonuses to employees, consolidated subsidiaries individually calculate the share of expenses in the relevant consolidated fiscal year from the estimated amount of payments.

Allowance for retirement benefits

In order to prepare for the retirement benefits of employees, we recorded this provision for retirement benefits based on the estimated amount of retirement benefit obligations at the end of this consolidated accounting year.

As for the actuarial difference, we recorded the amount divided proportionally on a straight-line basis for certain years (ten (10) years) within the average remaining working hours of employees at the time each consolidated accounting year arrives starting from the following consolidated accounting year of the arrival of this consolidated accounting year.

As for the prior-service obligations, we recorded the amount divided proportionally on a straight-line basis for certain years (ten (10) years) within the average remaining working hours of employees at the time each consolidated accounting year arrives.

      Provision for repairs of gasholder

In order to prepare for the payment for periodical repair expenses of spherical gasholders, we distributed the forthcoming estimated repair amount equally by the period until the next repair is made.

      Provision for environmental remediation

To provide for the costs of disposing of PCB (polychlorinated biphenyl), the estimated amount of costs expected to arise in the future is calculated.

(4) Standard for translating significant assets and liabilities denominated in foreign currencies

The assets and liabilities of foreign consolidated subsidiaries are translated into yen by the spot exchange rate as of the consolidated account settlement date of the overseas subsidiary; profits and expenses are translated into yen by the average exchange rate during the year; and exchange differences shall be included in the foreign currency translation adjustment in the net assets section.

(5) Method for amortization of goodwill and terms of amortization

Goodwill is amortized by the straight-line method for the period it is effective within twenty (20) years.

If the amount is minor, this amount shall be amortized at the time the goodwill occurs.

Negative goodwill that occurred before 31st March, 2010 shall be amortized by the straight-line method for an appropriate period based on the state of acquisition within twenty (20) years.

(6) Accounting method of consumption tax, etc.

Tax exclusion method is applied.

(7) The described amounts are rounded up/down to the nearest 1,000,000 yen.

5. Changes to display methods

    (Consolidated Balance Sheet)

(i)	Because the tangible fixed asset, “ore chutes” (shown as 605 million yen in the previous consolidated fiscal year), listed as an independent subject up to the previous consolidated fiscal year, has decreased in significance, it is included in “Other” under tangible fixed assets from the current consolidated fiscal year.

(ii)	Because “deferred tax liability” (shown as 516 million yen in the previous consolidated fiscal year), included in “Other” under noncurrent liabilities in the previous consolidated fiscal year, has increased in significance, it is classified and shown separately from the current consolidated fiscal year.

    (Consolidated Income Statement)

Because the extraordinary loss, “impairment loss” (shown as 2 million yen in the previous consolidated fiscal year), listed as an independent subject up to the previous consolidated fiscal year, has decreased in significance, it is included in “Other” under extraordinary losses from the current consolidated fiscal year.

6. Additional information

    Application of accounting standards, etc. on accounting changes and correction to past errors

As a result of accounting changes and corrections to past errors made after the beginning of this consolidated accounting period, “accounting standard on accounting changes and corrections to past errors (Corporate accounting standards No.24, December 4, 2009)” and “application policy of accounting standard on accounting changes and corrections to past errors (Corporate accounting standards No.24, December 4, 2009)” are applied.

(Notes to Consolidated Balance Sheets)

1. Assets provided as collateral and secured liabilities

An unspecified collateral reservation clause has been included for short-term loans payable of 84 million yen and long-term loans payable of 225 million yen.

2. Accumulated depreciation of property, plant and equipment

Property, plant and equipment
Buildings and structures	12,360 million yen
Machinery and vehicles	58,723 million yen
Other	12,152 million yen
Investments and other assets
Other (trust buildings and structures)	414 million yen

(Notes to Consolidated Statements of Changes in Net Assets)

1. Number of issued shares as at the end of the current consolidated fiscal year

Common stock	60,996,473 shares

2. Matters on allocation of retained earnings carried out during the current consolidated fiscal year

Resolution	Type of shares	Total dividend	Dividend per share	Record date	Effective date
March 29, 2012 (Annual Shareholders Meeting)	Common stock	300 million yen	6.00 yen	December 31, 2011	March 30, 2012

August 9, 2012 (Board of Directors Meeting)	Common stock	250 million yen	5.00 yen	June 30, 2012	September 4, 2012

3. Allocation of retained earnings to be carried out after the final day of the current consolidated fiscal year

Expected resolution	Type of shares	Allocated fund	Total dividend	Dividend per share	Record date	Effective date
March 28, 2013 (Annual Shareholders Meeting)	Common stock	Retained earnings	350 million yen	7.00 yen	December 31, 2012	March 29, 2013

4. Number of shares to be underlying new share subscription rights

Classification	Details of new share subscription rights	Type of shares to be underlying new share subscription rights	Number of shares to be underlying new share subscription rights
KNG	1st share option	Common stocks	18,000
	2nd share option	Common stocks	24,000
	3rd share option	Common stocks	26,000
	4th share option	Common stocks	39,000
Consolidated subsidiary (Otaki Gas Co., Ltd.)	1st share option	Common stocks	17,000
	2nd share option	Common stocks	27,000
	3rd share option	Common stocks	25,000
	4th share option	Common stocks	35,000

(Notes to Financial Instruments)

1. Matters on the state of financial instruments

(1)	Financial instruments action policy

The KNG Group restricts fund management to highly safe financial instruments and procures necessary funds by borrowing from financial institutions such as banks. We do not carry out derivatives transactions.

(2)	Details of financial instruments and their risks

The KNG Group mitigates customers’ credit risks from notes and accounts receivable trade. Securities and investment in securities are primarily in shares, public bonds and public bond investment trusts such as MMF, so they are not exposed to exchange-rate fluctuations risks.

Trade liabilities including notes and accounts payable—trade and accounts payable—other all mature within one (1) year.

Loans are used primarily to procure funds needed for facility investment. Some of these loans have a variable interest rate so they are exposed to interest rate fluctuations.

(3)	Financial instruments risk mitigation system

(i)	Mitigation of credit risks (risks relating to business partners’ non-fulfillment of a contract)

In accordance with KNG and its group companies’ rules and manuals relating to receivable management, the KNG Group regularly monitors the state of our main business partners and settlement dates and balances are managed on a customer-by-customer basis, and aims to rapidly identify and mitigate collection concerns due to changing financial conditions.

Securities held for ownership until maturity only consist of highly rated securities in accordance with rules on fund management, and as a result, credit risks are minor.

(ii)	Management of market risks

In the case of securities and investment in securities, market prices and the financial conditions of issuers (trading companies) are regularly checked. The state of ownerships of securities, besides those held for ownership until maturity, is constantly reviewed by taking into consideration the relationship between market conditions and trading companies.

(iii)	Management of liquidity risks (risk of no longer being able to pay by payment date) relating to fund procurement

Liquidity risks are managed by accounting departments creating and updating fund plans whenever they see fit based on reports from each division.

2. Matters on market price, etc. of financial instruments

The amount of the consolidated balance sheet on December 31, 2012, the market price and their difference are as follows. Also, no item whose market price is considered extremely difficult to determine is included (See Note 2.).

		Consolidated balance sheet amount (million yen)	Market price (million yen)	Difference (million yen)
(1)	Cash and deposits	6,578	6,578	—
(2)	Notes and accounts receivable	7,883	7,883	—
(3)	Securities and investment in securities
	(i) Securities held for ownership until maturity	802	810	7
	(ii) Other securities	24,349	24,349	—

Total assets		39,614	39,622	7
(1)	Notes and accounts payable — trade	5,335	5,335	—
(2)	Short-term loans payable	277	277	—
(3)	Accounts payable — other	1,988	1,988	—
(4)	Accrued tax payable	1,090	1,090	—
(5)	Long-term loans payable	1,832	1,831	(0)

Total liabilities		10,524	10,523	(0)

Note 1: Calculation method of market price of financial instruments, and matters on securities

Assets

(1)	Cash and deposits; (2) Notes and accounts receivable

As these are settled within a short period, the market price is almost equal to the book value. Therefore, the book value represents the market price.

(3)	Securities and investment securities

With regard to market prices, the market value of shares is set at the exchange price and the market value of bonds and investment trusts is set at the exchange price or the price presented by the correspondent financial institution. In addition, because MMF is settled short-term, the market prices are approximately equal to book values. Due to this, the aforementioned book values are used as market prices.

Liabilities

(1)	Notes and accounts payable; (2) Short-term loans payable; (3) Accounts payable—other; (4) Accrued tax payable

Since these are settled on a short-term basis, market prices are approximately equal to book values. Due to this, the aforementioned book values are used as market prices.

(5)	Long-term loans payable

With regard to market prices, items subject to fluctuating rates of interest reflect the market rate of interest over a short period. Because market prices are approximately equal to book values, the aforementioned book values are used as market prices.

Items subject to a fixed interest rate are calculated by discounting the rate of interest expected when new borrowing of a similar principal and interest is carried out.

Note 2: Financial instruments for which identifying market prices is deemed to be extremely different

Classification	Consolidated balance sheet amount (million yen)
Unlisted stock	4,478

Because the above has no market price and identifying the market value without being able to estimate future cash flow is deemed to be extremely difficult, it has not been included in “(3) Securities and investment in securities”.

(Notes to Information about Per Share Amount)

1. Net assets per share	1,103.19 yen
2. Net income per share	45.16 yen

Certified Copy of Auditors’ Report by Accounting Auditors

Concerning Consolidated Financial Statements

Independent Auditors’ Report

February 8, 2013

To the Board of Directors of Kanto Natural Gas Development Co., Ltd.

KPMG AZSA LLC

Tetsuya Hoshinaga
Designated Partner with Limited Liability
Executive Member
Certified Public Accountant

Makoto Doi
Designated Partner with Limited Liability
Executive Member
Certified Public Accountant

Under the provision of Article 444, Paragraph 4 of the Companies Act, we have audited the consolidated financial statements of Kanto Natural Gas Development Co., Ltd. for the period from January 1 to December 31, 2012, which comprise the consolidated balance sheets, consolidated Statements of income, consolidated statements of changes in net assets, and consolidated notes to consolidated financial statements.

The Company’s Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in Japan. This includes operation and maintenance of such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatements, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to independently express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in Japan.

Those standards require that we develop an audit plan and conduct the audit based on the plan to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. At the discretion of the auditor, the audit procedures are selected and applied based on the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, while the objective of the financial statement audit is not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position and profit/loss situations for the period specified in the consolidated financial statements of the corporate group comprised of Kanto Natural Gas Development Co., Ltd. and its consolidated subsidiaries, in accordance with accounting principles generally accepted in Japan.

Interests

There exists no interest between the Company and the auditor or executive members that must be stated according to the regulation of the Certified Public Accountant Law.

Balance Sheets

(As of December 31, 2012)

(Millions of Yen)
ASSETS
CURRENT ASSETS	13,084
Cash and deposits	1,404
Accounts receivable — trade	1,562
Securities	9,408
Merchandise and finished goods	231
Raw materials and supplies	129
Prepaid expenses	118
Deferred tax assets	55
Other	173
NONCURRENT ASSETS	32,689
Property, plant and equipment	15,795
Buildings	1,967
Structures	2,842
Machinery and equipment	5,314
Wells	565
Vehicles	0
Tools, furniture and fixtures	75
Land	3,265
Construction in progress	1,762
Intangible assets	675
Leasehold right	463
Mining right	165
Software	37
Right of using facilities	9

Investment and other assets	16,219
Investment securities	9,938
Stocks of subsidiaries and affiliates	5,412
Long-term loans receivable	30
Long-term prepaid expenses	124
Long-term time deposits	300
Other	457
Allowance for doubtful receivables	(43)

TOTAL ASSETS	45,774

LIABILITIES
CURRENT LIABILITIES	3,452
Accounts payable — trade	648
Short-term loans payable	159
Accounts payable-other	1,014
Accrued expenses	96
Income taxes payable	392
Deposits received	1,140
NONCURRENT LIABILITIES	3,218
Long-term loans payable	426
Deferred tax liabilities	813
Allowance for retirement benefits	1,856
Provision for environmental measures	66
Other	55

TOTAL LIABILITIES	6,670

NET ASSETS
Shareholders’ equity	39,199
Capital stock	7,902
Capital surplus	8,239
Legal capital surplus	8,239
Retained earnings	30,550
Legal Reserve	908
Other retained earnings	29,641
Reserve for mine prospecting	2,170
Reserve for advanced depreciation of noncurrent assets	1,016
General reserve	25,080
Retained earnings brought forward	1,374
Treasury stock	(7,492)
Valuation and translation adjustments	(139)
Valuation difference on available-for-sale securities	(139)
Subscription rights to shares	44

TOTAL NET ASSETS	39,104

TOTAL LIABILITIES AND NET ASSETS	45,774

Statements of Income

(January 1 to December 31, 2012)

	(Millions of Yen)
Net Sales		15,248
Cost of sales		13,131

Gross profit		2,117
Selling, general and administrative expenses		1,041

Operating income		1,075
Non-operating income
Interest income	5
Interest on securities	151
Dividend income	376
Other	311	844

Non-operating expenses
Interest expenses	18
Donations expenses	8
Other	5	31

Ordinary income		1,888
Extraordinary income
Compensation for transfer of property	16	16
Extraordinary loss
Loss on retirement of noncurrent assets	99
Net loss on sales of investment securities	154
Other	5	259

Net income before income taxes		1,645
Income taxes — current	536
Income taxes — deferred	(13)	522

Net income		1,122

Statements of Changes in Net Assets

(January 1 to December 31, 2012)

	(Millions of Yen)
	Shareholders’ equity
		Legal capital surplus			Legal retained earnings
	Capital stock	Capital surplus	Other capital surplus	Total capital surplus	Retained earnings	Other retained earnings	Total retained earnings
Balance at beginning of year	7,902	8,239	—	8,239	908	29,073	29,981
Changes of items during the period
Dividend of surplus						(550)	(550)
Provision of other legal retained earnings						—	—
Reversal of other legal retained earnings						—	—
Net income						1,122	1,122
Acquisition of treasury stock
Disposition of treasury stock			(3)	(3)
Transfer of loss on disposal of treasury stock			3	3		(3)	(3)
Net changes of items other than shareholders’ equity

Total changes of items during the period	—	—	—	—	—	568	568

Balance at end of year	7,902	8,239	—	8,239	908	29,641	30,550

	Shareholders’ equity		Valuation and translation	Subscription rights to shares	Total net assets
	Treasury stock	Total shareholders’ equity	Valuation difference on securities
Balance at beginning of year	(7,500)	38,622	(971)	36	37,688
Changes of items during the period
Dividend of surplus		(550)			(550)
Provision of other legal retained earnings		—			—
Reversal of other legal retained earnings		—			—
Net income		1,122			1,122
Acquisition of treasury stock	(1)	(1)			(1)
Disposition of treasury stock	9	6			6
Transfer of loss on disposal of treasury stock		—			—
Net changes of items other than shareholders’ equity			831	8	839

Total changes of items during the period	7	576	831	8	1,416

Balance at end of year	(7,492)	39,199	(139)	44	39,104

Note: Other retained earnings

	(Millions of Yen)
	Reserve for mine prospecting	Reserve for advanced depreciation of noncurrent assets	General reserve	Retained earnings brought forward	Total other retained earnings
Balance at beginning of year	2,113	1,038	24,680	1,240	29,073
Changes of items during the period
Dividend of surplus				(550)	(550)
Provision of other legal retained earnings	655	11	400	(1,067)	—
Reversal of other legal retained earnings	(599)	(32)		632	—
Net income				1,122	1,122
Transfer of loss on disposal of treasury stock				(3)	(3)

Total changes of items during the period	56	(21)	400	133	568

Balance at end of year	2,170	1,016	25,080	1,374	29,641

(Notes to non-consolidated financial statements)

(Matters on significant accounting policies)

1. Standards and methods of evaluating securities

Other	securities

Securities	with market value:

Market value method based on the market price at the end of the fiscal year (Variance of the estimate is reported as a component of shareholders’ equity and the cost of securities sold are determined by the moving average method) is applied.

Securities	without market value:

Cost method based on the moving average method is applied.

Subsidiaries’	shares and affiliated:

Cost method based on the moving average method is applied.

2. Standards and methods of evaluating derivatives

Market	value method is applied.

3. Standards and methods of evaluating inventories

Commodities	and products:

Cost method based on the gross-average method ( Balance sheet valuations are determined by the lowered book values reflecting potential decline) is applied.

Raw materials and supplies

Cost method based on the moving average method (Balance sheet valuations are determined by the lowered book values reflecting potential decline) is applied.

4. Methods of depreciation of noncurrent assets

Property,	plant and equipment (excluding leased assets)

Straight	line method is applied.

The useful life of these assets is based on the same criteria as methods prescribed in the Corporation Tax Act.

Intangible	assets (excluding leased assets)

Mining	rights:

Unit-of-production method is applied.

The useful life of these assets is based on the same criteria as methods prescribed in the Corporation Tax Act.

Software:

The straight-line method based on usage period (five (5) years) in the company is applied for company use software.

Right	to use facilities

Straight-line method is applied.

The useful life of these assets is based on the same criteria as methods prescribed in the Corporation Tax Act.

Investment	and other assets

Long-term	prepaid assets

Straight-line method is applied.

The amortization period is based on the same criteria as methods prescribed in the Corporation Tax Act.

Other	(Trust buildings and structures)

Straight-line method is primarily applied.

The useful life of these assets is based on the same criteria as methods prescribed in the Corporation Tax Act.

5.	Standard for recording allowances

Provision	for doubtful accounts:

To provide for losses from bad debts, the estimated uncollectible amount is based on the actual ratio of bad debt for general accounts receivable. As for specific receivables with a higher default possibility, the estimated uncollectible amount is based on the possibility of collection.

Allowance	for retirement benefits:

To provide for employees’ retirement benefits, these benefits are calculated from the retirement benefit obligation and estimated amount of pension assets in the current fiscal year.

Actuarial gains or losses are treated as expenses in the fiscal year following the fiscal year in which the gain or loss is recognized by the straight-line method over the periods which are shorter than the average remaining years of service of employees (ten (10) years) of the eligible employees.

Past service liabilities are treated as expenses in the fiscal year in which the liability recognized by the straight-line method over the periods which are shorter than the average remaining years of service of employees (ten (10) years) of the eligible employees.

Provision	for environmental remediation

To provide for the costs of disposing of PCB (polychlorinated biphenyl), the estimated amount of costs expected to arise in the future is calculated.

6.	Treatment of consumption taxes

This is based on the tax exclusion method.

7.	Described financial amounts are rounded up/down to the nearest 1,000,000 yen.

8.	Change in display methods

(Statements of income)

Because the extraordinary loss, “impairment loss” (shown as 1 million yen in the previous fiscal year), listed as an independent subject up to the previous fiscal year, has decreased in significance, it is included in “Other” under extraordinary losses from the current fiscal year.

9.	Additional information

Application of accounting standards on correction of accounting changes and errors

The “Accounting Standards on Correction of Accounting Changes and Errors” (Corporate Accounting Standard No. 24 dated December 4, 2009) and “Accounting Standards and Implementation Guidance on Correction of Accounting Changes and Errors” (Corporate Accounting Standard Implementation Guide No. 24 dated December 4, 2009) due to corrections of accounting changes and errors made after the beginning of the current fiscal year.

(Notes to Balance Sheets)

1.	Assets provided as collateral and secured liabilities

An unspecified collateral reservation clause has been attached for short-term loans payable of 84 million yen and long-term loans payable of 225 million yen.

2.	Accumulated depreciation of noncurrent assets

Property, plant and equipment
Buildings	2,012 million yen
Structures	7,821 million yen
Machinery	15,699 million yen
Ore chutes	10,070 million yen
Vehicles	26 million yen
Tools, instruments and equipment	205 million yen
Investments and other assets
Other (trust buildings and structures)	414 million yen

3.	Monetary claims and liabilities to affiliate companies

Short-term monetary claims	718 million yen
Short-term monetary liabilities	1,337 million yen

(Notes to statements of income)

Turnover with affiliated companies

(1) Sales	6,222 million yen
(2) Purchase amount	5,104 million yen
(3) Other business turnover	46 million yen
(4) Turnover other than business transactions	1,398 million yen

(Notes to Statements of Changes in Net Assets)

The type and number of treasury stocks as at the end of the current fiscal year

Common stock	10,959,758 shares

(Notes to Tax Effect Accounting)

The main cause of deferred tax assets is provisions set aside for retirement benefits, while the main cause of deferred tax liabilities is reserves set aside for mine prospecting.

(Notes to related party transactions)

1. Corporations and major shareholders, etc.

Type	Company Name	Ownership of Voting Right	Relationship with Related Party	Details of Transaction	Transaction Amount (mill. yen)	Account Title	Year-end Balance (mill. yen)
Corporation and major shareholder	Godo Shigen Sangyo Co., Ltd.	Own Direct: 17.4% Indirect: 2.4% Owned Direct:19.3%	Purchase gas and iodine Sales of gas and brine Jointly appoint directors	Purchase gas and iodine	1,558	Accounts payable	153
Corporation and major shareholder	Keiyo Gas Co., Ltd.	Own Direct: 0.5% Indirect: 0.1% Owned Direct: 12.6%	Sales of gas	Sales of gas	5,385	Accounts receivable	454

Notes:
1.	Consumption taxes are not included in the above transaction amounts but in the balance at the end of the fiscal year.
2.	Transaction terms and policy to determine transaction terms is the same as that for general business partners.
3.	Godo Shigen Sangyo Co., Ltd. is the equivalent of an affiliated company of KNG.

2. Subsidiaries

Type	Company Name	Ownership of Voting Right	Relationship with Related Party	Details of Transaction	Transaction Amount (mill. yen)	Account Title	Year-end Balance (mill. yen)
Subsidiary	Otaki Gas Co., Ltd.	Own Direct: 63.0% Indirect: 0.5%	Sales of gas Consign gas Jointly appoint and transfer directors	Sale of gas	5,410	Accounts receivable	627
	Kanto Construction Co., Ltd.	Own Direct: 100.0%	Place construction work orders Deposits for consumption Loan and transfer directors	Place construction work orders	922	Accounts payable — other	211
				Deposits for consumption	515	Deposits	390

Notes:
1.	Consumption taxes are not included in the above transaction amounts but in the balance at the end of the fiscal year.
2.	Transaction terms and policy to determine transaction terms is the same as that for general business partners.
3.	The operative rate of interest relating to Kanto Construction Co., Ltd.’s deposit for consumption is determined by taking into consideration the market interest rate. The transaction amount is shown by the average balance during the accounting period.

(Notes to Information about Per Share Amount)

1. Net assets per share	780.62 yen
2. Net income per share	22.43yen

Certified Copy of Auditors’ Report by Accountant Auditors

Independent Auditors’ Report

February 8, 2013

To the Board of Directors of Kanto Natural Gas Development Co., Ltd.

KPMG AZSA LLC

Tetsuya Hoshinaga
Designated Partner with Limited Liability
Executive Member
Certified Public Accountant

Makoto Doi
Designated Partner with Limited Liability
Executive Member
Certified Public Accountant

Under the provision of Article 436, Paragraph 2, Item 1 of the Companies Act, we have audited the 151st financial statements of Kanto Natural Gas Development Co., Ltd. for the period from January 1 to December 31, 2012, which comprise the balance sheets, statements of income, statements of changes in net assets, and notes to non-consolidated financial statements, as well as supplementary schedules.

The Company’s Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements and supplementary schedules in accordance with accounting principles generally accepted in Japan. This includes operation and maintenance of such internal control as management determines is necessary to enable the preparation of financial statements and supplementary schedules that are free from material misstatements, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to independently express an opinion on the financial statements and supplementary schedules based on our audits. We conducted our audits in accordance with auditing standards generally accepted in Japan.

Those standards require that we develop an audit plan and conduct the audit based on the plan to obtain reasonable assurance about whether the financial statements and supplementary schedules are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements and supplementary schedules. At the discretion of the auditor, the audit procedures are selected and applied based on the assessment of the risks of material misstatement of the financial statements and supplementary schedules, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, while the objective of the financial statement audit is not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements and supplementary schedules.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements and supplementary schedules present fairly, in all material respects, the financial position and profit/loss situations for the period specified in the financial statements and supplementary schedules in accordance with accounting principles generally accepted in Japan.

Interests

There exists no interest between the Company and the auditor or executive members that must be stated according to the regulation of the Certified Public Accountant Law.

Certified Copy of the Audit&Supervisory Boards’ Report

Audit Report

With respect to the directors’ performance of their duties during the 151st fiscal year from 1st January, 2012 to 31st December, 2012, the audit&supervisory boards has prepared this audit report after deliberations based on the audit reports prepared by each audit&supervisory board member, and hereby report as follows:

1. Method and contents of audit conducted by audit&supervisory board members and the audit&supervisory boards

The audit&supervisory boards has established the audit policies and audit plans, etc., and received a report from each audit&supervisory board member regarding the state of implementation of their audits and results thereof. In addition, the audit&supervisory boards has received reports from the directors, etc., and the accounting audit&supervisory board member regarding the state of performance of their duties, and requested explanations as necessary.

In conformity with the audit&supervisory board member auditing standards established by the audit&supervisory boards, and in accordance with the audit policies and audit plans, etc., each audit&supervisory board member endeavored to facilitate a mutual understanding with the directors, the internal audit division and other employees, etc., endeavored to collect information and maintain and improve the audit environment, attended the meetings of the board of directors and other significant meetings, received reports on the state of performance of duties from the directors and other employees and requested explanations as necessary, examined significant approval/decision documents, and inspected the state of the corporate affairs and assets at the head office and other principal business locations. Also, each audit&supervisory board member monitored and inspected the state of (i) the contents of the board of directors’ resolutions regarding the development and maintenance of the system to ensure that the directors’ performance of their duties complied with all laws, regulations and the articles of incorporation of the company and other systems that are set forth in Article 100, paragraphs 1 and 3 of the Ordinance for Enforcement of the Companies Act of Japan, which is a prerequisite for qualifying as a joint stock company (kabushiki kaisha), and (ii) the systems (internal control systems) based on such resolutions.

With respect to the subsidiaries, each audit&supervisory board member endeavored to facilitate a mutual understanding and exchanged information with the directors and audit&supervisory board members, etc., of each subsidiary and received from subsidiaries reports on their respective business as necessary. Based on the above-described methods, each audit&supervisory board member examined the business report and annexed specifications for the current fiscal year.

In addition, each audit&supervisory board member monitored and verified whether the accounting auditor maintained its independence and properly conducted its audit, received a report from the accounting auditor on the state of its performance of duties, and requested explanations as necessary. Each audit&supervisory board member was notified by the accounting auditor that it had established a “system to ensure that the performance of the duties of the accounting auditor was properly conducted” (the matters listed in the items of Article 131 of the Company Accounting Regulations) in accordance with the “Quality Control Standards for Audits”, and requested explanations as necessary. Based on the above-described methods, each audit&supervisory board member examined the accounting documents (balance sheets, statements of income, shareholders’ equity variation statement, and schedule of individual notes) and the annexed specifications thereto, as well as the consolidated accounting documents (consolidated balance sheets, consolidated statements of income, consolidated shareholders’ equity variation statement, and schedule of consolidated notes), for the current fiscal year.

2. Audit results

(1)	Results of Audit of Business Report, etc.

(i)	We acknowledge that the business report and the annexed specifications thereto fairly present the state of the Company in conformity with the applicable laws and regulations and the articles of incorporation of the company.

(ii)	We acknowledge that no misconduct or material fact constituting a violation of any law or regulation or the articles of incorporation of the company was found with respect to the directors’ performance of their duties.

(iii)	We acknowledge that the resolutions of the board of directors with respect to the internal control systems are appropriate. We did not find any matter to be mentioned with respect to the directors’ performance of their duties concerning the internal control systems.

(2)	Results of Audit of Accounting Documents and their Annexed Specifications

We acknowledge that the methods and results of audit performed by the accounting auditor, KPMG AZSA LLC, are appropriate.

(3)	Results of Audit of Consolidated Accounting Documents

We acknowledge that the methods and results of audit performed by the accounting auditor, KPMG AZSA LLC, are appropriate.

February 13, 2013

Audit&supervisory board of Kanto Natural Gas Development Co., Ltd

Fulltime audit&supervisory board member: Hiromasa Kito

Fulltime audit&supervisory board member: Makoto Kubota

Outside audit&supervisory board member: Naofumi Tanaka

Outside audit&supervisory board member: Nobuharu Yoshimasu